                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. __________)

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

                            UIL Holdings Corporation
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                  (Name of Registrant as Specified in its Charter)
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     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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     (3) Per unit price or other underlying value of transaction computed
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    paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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                            UIL HOLDINGS CORPORATION

                   NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

         Date:    May 12, 2004

         Time:    10:00 a.m.

         Place:   Quinnipiac University
                  School of Law Center - Grand Courtroom
                  275 Mount Carmel Avenue
                  Hamden, Connecticut

MATTERS TO BE VOTED ON:

1.       Election of Directors.

2.       Ratification of the selection of PricewaterhouseCoopers LLP as UIL
         Holdings Corporation's independent public accountants for 2004.

3.       Proposal to approve the UIL Holdings Corporation Senior Executive
         Incentive Compensation Program.

4.       Any other matters properly brought before the shareowners at the annual meeting or any adjournment of the annual meeting.

You can vote your shares of common stock at the annual meeting if UIL Holdings
Corporation's records show that you owned the shares on March 9, 2004.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE FILL IN, SIGN, DATE
AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT WE HAVE PROVIDED TO
YOU. IF YOU MAIL US BACK THE ENVELOPE FROM ANYWHERE IN THE UNITED STATES, THEN
YOU DON'T HAVE TO PUT ANY POSTAGE STAMPS ON THE ENVELOPE.

April 9, 2004

                                     By Order of the Board of Directors,

                                     SUSAN E. ALLEN
                                     Vice President Investor Relations
                                     and Corporate Secretary

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                             YOUR VOTE IS IMPORTANT

   IN ORDER TO SAVE UIL HOLDINGS CORPORATION THE EXPENSE OF FURTHER
   SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL
   MEETING, PLEASE RETURN YOUR PROXY PROMPTLY - REGARDLESS OF THE NUMBER
   OF SHARES YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
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   DIRECTIONS TO QUINNIPIAC UNIVERSITY APPEAR AT THE END OF THE
   ACCOMPANYING PROXY STATEMENT.

                                 PROXY STATEMENT

UIL Holdings Corporation (UIL Holdings) is mailing this proxy statement and the accompanying proxy form on or about April 9, 2004 to all of its shareowners who, according to its records, held common stock as of the close of business on March
9, 2004, in connection with the solicitation of proxies for use at the 2004
Annual Meeting of the Shareowners. The Annual Meeting will be held on Wednesday,
May 12, 2004 at 10:00 a.m. at Quinnipiac University, School of Law Center -
Grand Courtroom, 275 Mount Carmel Avenue, Hamden, Connecticut, for the purposes listed in the accompanying Notice of Annual Meeting of the Shareowners. UIL
Holdings is making this solicitation, and it will bear the expense of printing and mailing proxy materials to shareowners. UIL Holdings will ask banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners of shares and to secure their voting instructions, if necessary, and UIL Holdings will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of UIL Holdings may also solicit proxies personally or by telephone, but they will not be specifically compensated for soliciting proxies. In addition, UIL Holdings has retained
Georgeson Shareholder Communications, Inc. of New York, New York, to aid in the
solicitation of proxies by similar methods at a cost to UIL Holdings of approximately $12,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE

At the close of business on March 9, 2004, the record date for the annual meeting, 14,494,387 shares of UIL Holdings' common stock were outstanding. All outstanding shares of common stock will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as listed in the accompanying Notice of Annual Meeting of the Shareowners. In accordance with UIL Holdings' bylaws, the President will appoint inspectors of proxies and tellers to count all votes on each matter coming before the meeting.

Shareowners who are participants in Investors Choice, a Dividend Reinvestment and Direct Stock Purchase and Sale Plan for the shares of UIL Holdings' common stock, will receive proxy forms that cover the shares held in their accounts under the plan.

If you properly sign and return a proxy form, then the shares covered by that proxy form:

o        will be voted or not voted, in accordance with the instructions you give on the proxy form, to elect as Directors for the ensuing year the twelve persons named in this proxy statement, or any other person or persons that the present Board of Directors names as a substitute nominee if one or more of the twelve persons named is unable to serve;

o        will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to ratify the retention of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2004;

o        will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to approve the UIL Holdings Corporation Senior Executive Incentive
         Compensation Program; and

o        will be voted in accordance with the discretion of the person or persons designated as proxies on the proxy form with respect to other matters, if any, that come before the meeting. UIL Holdings is not aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must file with UIL Holdings' Corporate Secretary a written notice of revocation or another properly signed proxy form bearing a later date. If you attend the meeting in person, you may, if you wish, vote by ballot at the meeting. If you do vote by ballot at the meeting, then the proxy you previously gave would be cancelled.

Under Connecticut law and UIL Holdings' bylaws, shareowners holding a majority of the shares of outstanding common stock will constitute a quorum for purposes of considering and acting upon the matters listed in the accompanying Notice of
Annual Meeting of the Shareowners.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a Director nominee will not prevent that Director nominee from being elected. Cumulative voting for
Directors is not permitted under Connecticut law unless a Corporation's certificate of incorporation provides for cumulative voting rights. UIL
Holdings' certificate of incorporation does not contain a provision for cumulative voting rights.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as UIL Holdings' independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to approve the UIL Holdings Corporation
Senior Executive Incentive Compensation Program will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

PRINCIPAL SHAREOWNERS

In statements filed with the Securities and Exchange Commission, the persons identified in the table below have disclosed beneficial ownership of shares of
UIL Holdings' common stock as shown in the table. The percentages shown in the right-hand column are calculated based on the 14,494,387 shares of common stock outstanding as of the close of business on March 9, 2004. In the statements filed with the Securities and Exchange Commission, none of the persons identified in the table, except David T. Chase, have admitted beneficial ownership of any shares not held in their individual names. All of the persons identified in the table, including David T. Chase, have denied that they have acted, or are acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of UIL
Holdings' common stock.

                                                Amount and Nature of
                   Name and Address                 Beneficial
Title of Class     of Beneficial Owner               Ownership          Percent of Class
--------------     -------------------          --------------------    ----------------

Common Stock     RLC Investments LLC (1)           625,000 shares,              4.31%
                 280 Trumbull Street               owned directly
                 Hartford, CT 06103

Common Stock     Cheryl A. Chase                   79,000 shares,               0.55%
                 280 Trumbull Street               owned directly and
                 Hartford, CT 06103                indirectly

Common Stock     Arnold L. Chase                   246,500 shares,              1.70%
                 280 Trumbull Street               owned directly and
                 Hartford, CT 06103                indirectly

Common Stock     The Darland Trust(2)              146,000 shares,              1.01%
                 15 Queen Street                   owned directly
                 Hamilton, Hmfx
                 Bermuda

Common Stock     David T. Chase                    1,300,000 shares,            8.97%
                 280 Trumbull Street               owned indirectly(3)
                 Hartford, CT 06103

Common Stock     DTC Family Investments LLC(1)     225,000 shares,              1.55%
                 280 Trumbull Street               owned directly
                 Hartford, CT 06103

Common Stock     The Rhoda  and  David Chase       71,000 shares,               0.49%
                 Family Foundation, Inc. (4)       owned directly
                 280 Trumbull Street
                 Hartford, CT 06103

                                       2

                                                   Amount and Nature of
                      Name and Address                 Beneficial
Title of Class        of Beneficial Owner               Ownership          Percent of Class
--------------        -------------------          ---------------------   ----------------

Common Stock          The Sandra  and  Arnold Chase     26,500 shares,               0.18%
                      Family Foundation, Inc. (4)       owned directly
                      280 Trumbull Street
                      Hartford, CT 06103

Common Stock          The Cheryl Chase  and  Stuart     33,000 shares,               0.23%
                      Bear Family Foundation,           owned directly
                      Inc.(4)
                      280 Trumbull Street
                      Hartford, CT 06103

Common Stock          Barclays Global Investors, NA     1,249,373 shares (5)         8.62%
                      45 Fremont Street
                      San Francisco, CA  94105

---------------------------

(1)  RLC Investments LLC and DTC Family Investments LLC are limited liability companies that are managed by David T. Chase and owned by David T. Chase,
     Rhoda L. Chase, The Arnold L. Chase Family Spray Trust, a trust for the benefit of Arnold L. Chase and his children and The Cheryl Anne Chase
     Family Spray Trust, a trust for the benefit of Cheryl A. Chase and her children.
(2)  The Darland Trust is a trust for the benefit of Cheryl A. Chase and her children. The trustee is Rothschild Trust Cayman Limited.
(3)  All of the shares listed for David T. Chase are included in the shares listed for Rhoda L. Chase, his wife, Cheryl A. Chase, his daughter, Arnold
     L. Chase, his son, DTC Family Investments LLC, and The Darland Trust.
(4)  The Chase family foundations are charitable private foundations that are controlled by Cheryl A. Chase, Arnold L. Chase and David T. Chase.
(5)  Based upon information provided in a Schedule 13G filed by Barclays Global
     Investors, NA and its affiliates on February 17, 2004. Barclays Global
     Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC have both sole voting and dispositive power with respect to 880,797, 234,784 and
     5,400 shares, respectively. The Schedule 13G notes that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

There is no other person or group of persons known to UIL Holdings to be the beneficial owner of more than 5% of the shares of UIL Holdings' common stock as of the close of business on March 9, 2004.

                                       3

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Unless you instruct otherwise on the proxy form, shares to which the signed and returned form relates will be voted in favor of the persons listed below for election as Directors of UIL Holdings. Although UIL Holdings knows of no reason why any of the persons listed below will be unable to serve as a Director, if that should occur, your shares will be voted for any other person or persons that the present Board of Directors names as a substitute nominee. All of the nominees listed below were elected Directors at the last annual meeting. The stated age of the Director nominees will be their age at May 12, 2004. The Board of Directors has adopted a policy that states that a Director will not be a candidate for re-election after his or her seventieth birthday.

                        Name, Principal Occupation, Other
                 Corporate and Civic Affiliations and Principal Occupations                 Director
                     During the Past Five Years of Nominee                        Age        Since
                 ----------------------------------------------------------       ---       ---------

Thelma R. Albright                                                                 57          1995
Former President, Carter Products Division, Carter-Wallace, Inc., Cranbury, New
Jersey, a consumer and healthcare products manufacturer. Currently, Director,
UIL Holdings Corporation, The United Illuminating Company and Imagistics
International Inc., and Advisor to the Board of Armkel, LLC.

Marc C. Breslawsky                                                                 61          1995
Chairman and Chief Executive Officer, Imagistics International Inc., Trumbull,
Connecticut, a sales, service and marketing organization offering enterprise office imaging and document solutions in the United States and Europe. Also,
Director, UIL Holdings Corporation, The United Illuminating Company, Imagistics
International Inc., C.R. Bard, Inc., The Brinks Company and The Connecticut
Business and Industry Association. Vice Chairman of the Governor's Council of
Economic Competitiveness and Technology; Member, Board of Governors, the State
of Connecticut/Red Cross Disaster Relief Cabinet; and Trustee, Norwalk Hospital.

David E. A. Carson                                                                 69          1993
Former Chief Executive Officer of People's Bank and People's Mutual Holdings,
Bridgeport, Connecticut, banking institutions. Currently, Director, UIL Holdings
Corporation, The United Illuminating Company, Prudential Retail Funds Board, and
Hartford Stage Company. Co-Chairman, Business Advisory Committee of Connecticut
Commission on Children. Treasurer, Berkeley Divinity School.

Arnold L. Chase                                                                    52          1999
Member of the Board of Directors and President, Gemini Networks, Inc., Hartford,
Connecticut, an open-access, hybrid fiber coaxial communications network provider, and Executive Vice President, Chase Enterprises, Hartford,
Connecticut, an investment holding company. Also, Director, UIL Holdings
Corporation, The United Illuminating Company, and Connecticut Public
Broadcasting, Inc.

John F. Croweak                                                                    67          1987
Former Chairman of the Board of Directors and Chief Executive Officer, Anthem
Blue Cross and Blue Shield of Connecticut, Inc., North Haven, Connecticut, a
healthcare insurance provider. Currently, Director, UIL Holdings Corporation,
The United Illuminating Company, and The New Haven Savings Bank.

                                       4

                        Name, Principal Occupation, Other
                 Corporate and Civic Affiliations and Principal Occupations                  Director
                     During the Past Five Years of Nominee                         Age        Since
                 ----------------------------------------------------------        ---       --------

Betsy Henley-Cohn                                                                   51          1989
Chairperson of the Board of Directors and Treasurer, Joseph Cohn and Son, Inc.,
New Haven, Connecticut, a construction sub-contracting business. Also,
Chairperson of BIW Limited, a water utility; and Director, UIL Holdings
Corporation, The United Illuminating Company. Former Director of The Aristotle
Corporation and Citizens Bank of Connecticut.

John L. Lahey                                                                       57          1994
President, Quinnipiac University, Hamden, Connecticut. Also, Director, UIL
Holdings Corporation, The United Illuminating Company, Yale New Haven Hospital,
The American Bar Association Council of the Section of Legal Education and
Admissions to the Bar, The NYC Saint Patrick's Day Parade, Inc. and The
Aristotle Corporation.

F. Patrick McFadden, Jr.                                                            66          1987
Former Chairman of the Board of Directors, Citizen's Bank of Connecticut, New
Haven, Connecticut, a commercial banking institution. Currently, Vice-Chairman of the Board of Directors, Yale-New Haven Health Services Corporation; Director,
UIL Holdings Corporation, The United Illuminating Company and Higher One, a
banking company. Member, Representative Policy Board of the South Central
Connecticut Regional Water District.

Daniel J. Miglio                                                                    63          1999
Former Chairman, President and Chief Executive Officer of SNET Corporation and
the Southern New England Telephone Company, New Haven, Connecticut,
telecommunications companies. Currently, Director, UIL Holdings Corporation, The
United Illuminating Company, Yale-New Haven Health Services Corporation and
Corporator, and The New Haven Savings Bank. Chairman, International Festival of
Arts and Ideas.

William F. Murdy                                                                    62          2001
Chairman of the Board of Directors and Chief Executive Officer of Comfort
Systems USA, a national consolidation of heating, ventilation, air conditioning and related services companies serving the commercial and industrial markets.
From late 1997 until July of 1999, Mr. Murdy served as Chairman, President and
Chief Executive Officer of LandCare USA, Inc., a national consolidation of large commercial landscape and tree service companies; and from July of 1999 until his election as Chairman of the Board of Directors and Chief Executive Officer of
Comfort Systems USA in 2000, he served as Interim President and Chief Executive
Officer of Club Quarters, a chain of corporate membership hotels. Also,
Director, UIL Holdings Corporation, The United Illuminating Company, NetVersant
Solutions, and Compact Power Inc. Member, National Board and Executive Committee
of Business Executives for National Security, the Council on Foreign Relations,
the Board of Trustees of the Association of Graduates of the U.S. Military
Academy, and the Corporate Council of the Vietnam Veterans Memorial.

James A. Thomas                                                                     65          1992
Associate Dean, Yale Law School, New Haven, Connecticut. Also, Trustee, Yale New
Haven Hospital; Director, UIL Holdings Corporation, The United Illuminating
Company, People's Bank, Sea Research Foundation and Imagistics International
Inc.; and Chairman of the Board of Trustees, People's Mutual Holdings.

                                       5

                        Name, Principal Occupation, Other
                 Corporate and Civic Affiliations and Principal Occupations                    Director
                     During the Past Five Years of Nominee                           Age        Since
                 ----------------------------------------------------------          ---       --------

Nathaniel D. Woodson                                                                  62          1998
Chairman of the Board of Directors, President and Chief Executive Officer, UIL
Holdings Corporation; Chairman of the Board of Directors and Chief Executive
Officer, The United Illuminating Company, a direct subsidiary of UIL Holdings
Corporation; and Chairman of the Board of Directors, United Resources, Inc., a
direct subsidiary of UIL Holdings Corporation. Mr. Woodson served as Chairman of the Board of Directors, President and Chief Executive Officer of The United
Illuminating Company during the period December 31, 1999 to February 1, 2001. He has served as Chairman of the Board of Directors and Chief Executive Officer of
The United Illuminating Company since February 1, 2001 and Chairman of the Board of Directors, President and Chief Executive Officer of UIL Holdings Corporation
since its inception on March 22, 1999. Also, Director, The New Haven Savings
Bank, The Enterprise Center, CURE (Connecticut United for Research Excellence)
and Empower New Haven; Trustee, Yale-New Haven Hospital; Member, Governor's
Council on Competitiveness and Technology; and Chairman, Regional Leadership
Council and Regional Growth Partnership; Board Member, International Festival of
Arts and Ideas.

INFORMATION REGARDING THE BOARD OF DIRECTORS

During the year 2003, the Board of Directors of UIL Holdings held 13 meetings.
The average attendance record of the Directors was 96% for meetings of the UIL
Holdings' Board of Directors and its committees held during 2003.

At least four times a year, the non-employee Directors of the Board of Directors meet in executive session. Mr. McFadden, who acted as the Lead Director in 2003, has been elected again as the Lead Director by the Board of Directors and presides over the executive sessions. The Board of Directors adopted the following responsibilities as they relate to the Lead Director.

o        Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors

o        Record minutes of the executive sessions and report to the Chairman on all executive sessions

o        Maintain a file of executive session minutes from Board meetings and executive session minutes of Committee meetings

o        Serve as liaison between the Chairman and the independent Directors

o        Call meetings of the independent Directors

o        Obtain additional information, as necessary, for agenda items, allocate time for Board meetings and matters to be presented at the meetings and request other materials or data to be sent to the Directors

o        Ensure that he/she is available for consultation and direct communication with major shareowners

The New York Stock Exchange has adopted new listing standards which become applicable to UIL Holdings Corporation on May 12, 2004 and redefine the criteria for a determination as to whether a Director is independent. The new listing standards state that all Members of the Audit Committee, the Compensation and
Executive Development Committee and the Corporate Governance and Nominating
Committee be independent as defined by those listing standards. The Corporate
Governance and Nominating Committee reviewed the independence of each of the outside Directors and determined that Mr. Chase does not meet the criteria of an independent Director, as defined by Section 303A of the New York Stock Exchange listing standards. Mr. Chase is not independent under Section 303A.02(a) because
Mr. Chase has a beneficial interest in the building known as 157 Church Street, at which a wholly-owned subsidiary of the Corporation is a lessee. On February
23, 2004, Mr. Chase ceased serving on the Compensation and Executive Development
Committee and the Corporate Governance and Nominating Committee.

                                       6

COMMITTEES OF THE BOARD OF DIRECTORS

Ms. Henley-Cohn and Messrs. Croweak, McFadden and Woodson serve on the Executive
Committee of the Board of Directors. The Executive Committee is a standing committee that has and may exercise all the powers of the Board of Directors when it is not in session. The Executive Committee of UIL Holdings' Board of
Directors held no meetings during 2003.

Ms. Henley-Cohn and Messrs. Carson, Croweak, Miglio, Murdy and Thomas serve on the Audit Committee of the Board of Directors. The Audit Committee is a standing committee that oversees financial accounting and reporting practices, evaluates the reliability of the system of internal controls, assures the objectivity of independent audits, explores other issues that it deems may potentially affect
UIL Holdings, and makes recommendations regarding such matters to the officers and to the Board of Directors. Mr. Carson, Chairperson of the Audit Committee,
is also the Audit Committee financial expert, as defined by the federal
Sarbanes-Oxley Act. On February 23, 2004, the Board of Directors adopted an
Audit Committee Charter that meets the current requirements of the Securities and Exchange Commission regulations and The New York Stock Exchange listing standards. The Audit Committee Charter is attached to this Proxy Statement and is posted on the Corporation's website, www.uil.com. All members of the Audit
Committee are independent as defined in the listing standards of the New York
Stock Exchange. The Audit Committee of UIL Holdings' Board of Directors held 9 meetings during 2003.

Messrs. Carson, Croweak, Lahey, McFadden and Miglio serve on the Compensation and Executive Development Committee of the Board of Directors. Effective
February 23, 2004, all Members of the Compensation and Executive Development
Committee are independent as defined in the listing standards of the New York
Stock Exchange. The Compensation and Executive Development Committee is a
standing committee that reviews and approves compensation levels for the Chief
Executive Officer (CEO), reviews the performance of the officers, reviews and recommends to the Board of Directors the levels of compensation and other benefits paid and to be paid to the officers other than the CEO, reviews and administers incentive compensation programs for the officers, recommends to the
Board of Directors changes in these programs and reviews the recommendations of management for its succession planning and the selection of officers. The
Compensation and Executive Development Committee of UIL Holdings' Board of
Directors held 16 meetings during 2003.

Ms. Albright and Messrs. Breslawsky, Croweak, Lahey, McFadden and Murdy serve on the Corporate Governance and Nominating Committee of the Board of Directors.
Effective February 23, 2004, all Members of the Corporate Governance and
Nominating Committee are independent as defined in the listing standards of the
New York Stock Exchange. The Corporate Governance and Nominating Committee is a
standing committee that recommends policy with respect to the composition, organization, practices and compensation of the Board of Directors and performs the nominating function for the Board of Directors. The Corporate Governance and
Nominating Committee has a charter that is available on UIL Holdings' website,
www.uil.com. The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the
Committee to recommend them for election to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of UIL Holdings and the composition of the
Board of Directors. Members of the Corporate Governance and Nominating Committee
discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed to help in identifying candidates. Once a candidate is identified whom the Committee wants to seriously consider for nomination, the Chairman of the Corporate Governance and Nominating Committee enters into a discussion with that nominee. The
Corporate Governance and Nominating Committee will consider nominees recommended by shareowners. Nominees recommended by shareowners are given appropriate consideration in the same manner as other nominees. Shareowners who wish to submit nominees for Director for consideration by the Corporate Governance and
Nominating Committee for election at our 2005 Annual Meeting of Shareowners may do so by submitting in writing, between December 1, 2004 and December 31, 2004, the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Corporate Secretary of UIL
Holdings. The Corporate Governance and Nominating Committee of UIL Holdings'
Board of Directors held 3 meetings during 2003.

Ms. Henley-Cohn and Messrs. Breslawsky, Carson, Miglio, Thomas and Woodson serve on the Strategic Direction and Finance Committee of the Board of Directors. The
Strategic Direction and Finance Committee is a standing committee that assists the CEO and senior management with the development of an overall strategic plan, taking into account key strategic issues and providing a focus for defining and implementing the annual goals and projects comprising corporate business and operational plans. The Committee also reviews the financial decisions and transactions necessary to execute the strategic plan, and examines, at least annually, projected income, cash flow and capital structure. The Strategic
Direction and Finance Committee of UIL Holdings' Board of Directors held one meeting during 2003.

                                       7

Ms. Albright and Messrs. Chase, Lahey, Murdy and Thomas serve on the Pension and
Benefits Committee of the Board of Directors. The Pension and Benefits Committee
is a standing committee that has the fiduciary responsibility for, and oversight of, the pension and benefit plans of the Corporation. The Pension and Benefits
Committee reviews the investment standards, policies and objectives established for, and the performance and methods of, the pension plan investment managers.
The Pension and Benefits Committee of UIL Holdings' Board of Directors held four meetings during 2003.

TRANSACTIONS WITH MANAGEMENT

Under a lease agreement dated May 7, 1991, one of UIL Holdings' direct subsidiaries, The United Illuminating Company (UI), leased its corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase and members of his immediate family. During 2003,
UI's lease payments to the partnership totaled $8.7 million.

A subsidiary of United Resources, Inc., United Capital Investments, Inc. (UCI),
invested a total of $3.9 million in 2000 and 2001 to purchase a minority ownership interest in Gemini Networks, Inc. (Gemini). Gemini proposes to develop, build, and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers in the Northeastern United
States. Gemini is a corporation controlled by the David T. Chase family, and
Arnold L. Chase is the President and a Director of Gemini. In June 2002, UCI
wrote down its investment in Gemini to one dollar, because the telecommunications sector had suffered substantial losses in value, and because
UCI concluded that Gemini was unlikely to continue its network development in the absence of additional financing. In December 2003, Gemini completed a restructuring transaction in connection with which the Chase family came to own
100% of the equity of Gemini. In connection with that transaction, UCI is entitled to a cash payment of approximately $17,500 in exchange for its ownership interest in Gemini, and expects to receive that amount in the second quarter of 2004.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors (the Board) of UIL Holdings Corporation (the Company) has
adopted principles of corporate governance that govern the selection of Board candidates; compensation of Board members; rules regarding structure and operation of Committees; and meetings of and agendas for the Board and its
Committees. These practices are reviewed by the Corporate Governance and
Nominating Committee periodically, and this review includes the evaluation by the Corporate Governance and Nominating Committee of board practices at other well-managed companies and emerging corporate governance issues.

PRIMARY RESPONSIBILITIES OF THE BOARD OF DIRECTORS

Each Director and the Board are expected to promote the best interests of the shareowners in terms of corporate governance; fiduciary responsibilities;
compliance with applicable laws and regulations; and maintenance of accounting, financial, and other controls. Their primary responsibility is to provide effective guidance of the affairs of the Company for the benefit of its shareowners. This includes overseeing the conduct of the Company's business and, where appropriate, approval of the Company's financial objectives; major corporate plans; and strategies. In addition, the Board selects the Company's
Chief Executive Officer (CEO); acts as an advisor and counselor to the CEO and senior management; and evaluates the CEO's performance.

ACCESS TO MANAGEMENT AND OUTSIDE ADVISORS

The Directors have complete access to the Company's senior management, including executive officers. The Board expects that from time to time executives and/or managers will be present at Board meetings to provide additional insight into the items being discussed and to provide the Board the opportunity to evaluate their management skills. The Board shall also have access to the Company's outside counsel and auditors and may retain outside counsel or other professional advisors of its choice with respect to any issue relating to its activities.

                                       8

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

Each Director is expected to attend all meetings of the Board and all meetings of Committees on which the Director is a member. Such attendance at the meetings of the Board and meetings of the Committees is expected to be in person, however, telephonic board attendance is acceptable as long as it is infrequent.
The Board recognizes, however, that occasionally meetings may need to be scheduled on short notice when participation of a Director is not possible, either in person or by conference telephone, and that conflicts may arise from time to time to prevent a Director from attending a regularly scheduled meeting.
However, the Board expects that Directors will make every possible effort to keep such absences to a minimum.

SELECTION OF AGENDA

The Chairman shall establish the agenda for each Board meeting. Any Director may suggest inclusion of additional items on the agenda and it is anticipated that the agenda will be distributed in advance of the Board meeting. Directors may also raise at any regular Board meeting subjects for discussion that are not on the formal agenda; however, the desire for inclusion of such items should be communicated to the Chairman or Corporate Secretary in advance of the meeting.
The agenda should provide for holding executive sessions of the non-management
Directors at not less than two regularly scheduled meetings in each year, one of which shall coincide with the Annual Meeting of Shareowners. The Lead Director shall preside over such executive sessions of the Board.

DISTRIBUTION OF BOARD MATERIALS

In addition to the Board agenda, information that is important to the Board's understanding of the business of the Company shall be distributed to Directors prior to each Board meeting. Directors also routinely receive quarterly financial reports as well as material press releases, analyst reports, and other information designed to keep them informed of the material aspects of the
Company's business performance and prospects. Directors are expected to review
Board materials in advance of meetings.

BOARD COMPOSITION

The entire Board will be elected annually. A Director will not be a candidate for re-election after his or her seventieth birthday. As a general rule, former executive officers of the Company will not be candidates for election as
Directors. A Director will not be a candidate for election to a sixth term unless he or she is the beneficial owner, directly or indirectly, of at least
5,000 shares of the Company's stock.

At all times a majority of the Board shall be "Independent Directors" as that term is defined from time to time by relevant law and New York Stock Exchange
(NYSE) listing standards. Furthermore, the Board shall affirmatively determine the independence of Directors in accordance with relevant law, NYSE listing standards and such other factors as the Board may deem appropriate.

In considering candidates to recommend for nomination or re-nomination to the
Board, the Corporate Governance and Nominating Committee shall consider the background, skills, abilities, character and qualifications exhibited by such candidates, as well as other factors bearing on such candidates' ability to serve effectively, including other board and committee responsibilities.
Directors are expected to submit a letter of resignation, subject to acceptance by the Board, upon any significant change in his or her primary employment.

BOARD COMPENSATION

The Corporate Governance and Nominating Committee will evaluate and make recommendations to the Board with respect to Director compensation. Senior management of the Company shall report periodically to the Corporate Governance and Nominating Committee on the status of the Company's Director compensation practices in relation to other companies in analogous industries and of comparable size. Any changes in Director compensation should come upon the recommendation of the Corporate Governance and Nominating Committee, but with full discussion and concurrence by the Board.

                                       9

BOARD COMMITTEES

A substantial amount of the analysis and work of the Board is done by standing
Board Committees. Directors are expected to participate actively in the meetings of each Committee to which the Director is appointed.

The Board has established the following mandatory standing Committees:

Audit Committee: The Audit Committee will have a minimum of three members. The
---------------
Committee's functions include: assisting Board oversight of the integrity of the
Company's financial statements; assisting Board oversight of the Company's compliance with legal and regulatory requirements, including monitoring the integrity of the Company's reporting standards and systems of internal controls regarding finance, accounting and legal matters; retention and termination of independent auditors to conduct the annual audit; approval of non-audit relationships with the independent auditors; assisting Board oversight by monitoring the qualifications, independence, performance and scope of examination of the Company's independent external auditors; assisting Board oversight by monitoring the performance of the Company's internal audit function; providing an avenue of communication among the Company's independent external auditors, management and the Board of Directors; and reviewing the quarterly and annual financial statements and the annual audit report.

Compensation and Executive Development Committee: The Committee's functions
------------------------------------------------
include: discharging the responsibilities of the Board relating to compensation of the Company's executives; ensuring that the officers of the Company are appropriately compensated by establishing competitive executive compensation policies that are targeted to comparable companies, and by establishing other supplemental compensation and benefit programs all of which are deemed internally equitable, externally competitive and are designed to align the interests of such officers with those of the Company's shareowners; making recommendations to the Board regarding the selection of the Company's CEO and review the CEO's nominees for other officers of the Company; evaluating the annual performance of the Company's CEO; reviewing management development and succession matters; and administering aspects of compensation plans and stock plans and recommending changes in such plans.

Corporate Governance and Nominating Committee: The Committee's functions
---------------------------------------------
include: identifying individuals who are qualified to become members of the
Board; making recommendations to the Board relating to the Company's selection and nomination of Directors; reviewing and establishing the compensation of non-employee members of the Board; developing and recommending to the Board a set of corporate governance principles applicable to the Company; reviewing corporate governance trends, issues and best practices; and making recommendations to the Board regarding the adoption of best practices most appropriate for the governance of the affairs of the Board and the Company, including any recommended amendments to the Company's corporate governance principles.

Each standing Committee shall have a Board-approved written charter detailing its purposes, duties and responsibilities. The Board may also establish other
Committees from time to time to deal with specific issues.

Composition of Committee: Only Directors deemed by the Board to be independent
------------------------
in accordance with applicable law and listing standards of the NYSE may serve on the Audit, Compensation and Executive Development and Corporate Governance and
Nominating Committees. In addition, the composition of the Committees will be reviewed annually to ensure that each of its members meets the criteria set forth in applicable rules and regulations of the Securities and Exchange
Commission, NYSE and Internal Revenue Service.

Assignment and Rotation of Committee Members: The Corporate Governance and
---------------------------------------------
Nominating Committee recommends to the Board the membership of the various
Committees and their Chairperson and the Board approves such Committee assignments. In making its recommendations to the Board, the Corporate
Governance and Nominating Committee takes into consideration the continuity, subject matter expertise, tenure and experience of the individual Board members.

Committee Agendas/Reports to the Board: Appropriate members of management and
--------------------------------------
staff will prepare draft agendas and related background information for each
Committee meeting which, to the extent desired by the relevant Committee
Chairperson, will be reviewed and approved by such Chairperson in advance of distribution to the other Committee members. Any background materials, together with such agenda, should be distributed to Committee members in advance of the meeting for their review and discussion. In addition, each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting. Reports on the items considered at each Committee meeting are to be furnished to the full Board at its next meeting. In addition, all Directors are to be furnished copies of each Committee's minutes.

                                       10

FREQUENCY OF BOARD MEETINGS

The Board shall meet on at least a quarterly basis and special meetings are to be called as necessary. Meetings of the Board and its standing Committees shall be of such frequency and duration as will allow the Board and its Committees adequate time to fulfill their responsibilities.

ANNUAL PERFORMANCE EVALUATION OF THE BOARD AND COMMITTEES

The Corporate Governance and Nominating Committee is responsible for overseeing a self-assessment of the conduct of the Board, as well as reviewing with the
Board the results of these assessments, at least on an annual basis. The results will be summarized by General Counsel. The evaluation will focus on the Board's contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve. In addition, each Committee shall perform a self-evaluation, not less than annually, which will be summarized by General Counsel and presented to the Corporate Governance and
Nominating Committee who will present to the Board.

SUCCESSION ISSUES

The Board will develop and adopt a plan of succession for the Chairman and/or
CEO, in the event of either of their deaths, disability, removal or resignation.
This plan will be reviewed by the Board at least annually.

EVALUATION OF CHIEF EXECUTIVE OFFICER

The Compensation and Executive Development Committee is responsible for conducting an assessment of the performance of the CEO, at least on an annual basis. The results of the evaluation should be communicated to the CEO by the
Chairperson of the Committee. The evaluation should be based on objective criteria, which should include the financial performance of the Company;
accomplishment of financial and strategic objectives; and the successful professional development of management personnel.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

It is the belief of the Board that an orientation program for new Directors should be conducted and which includes background information about the
Company's business information; general information about the Board and
Committees; and a review of a Director's duties and responsibilities under
Connecticut law. Some of these materials are to be included in a Director's handbook and others will be included in meetings with key executives, preceding or promptly following the election of a new Director to the Board. The Board will periodically assess the need for continuing education programs for its members. Directors are encouraged to voluntarily participate in any continuing education events which they believe would enhance their value to the Company.
The expenses of attending any such events will be borne by the Company if the attending Director so requests.

COMMUNICATIONS WITH DIRECTORS

In order to provide shareowners and other interested parties with a direct and open line for communication to the independent members of the Board of
Directors, the Board of Directors has adopted the following procedures for confidential communications to Directors. UIL Holdings' shareowners and other interested persons may communicate with the non-management Directors of the
Company by sending a written letter to the following address:

                            UIL Holdings Corporation
                            General Counsel
                            Wiggin and Dana LLP
                            One Century Tower
                            P.O. Box 1832
                            New Haven, CT 06508-1832

                                       11

All communications received in accordance with these procedures will be sent by the General Counsel to the appropriate Director or Directors unless the General
Counsel determines that the communication:

o        does not relate to the business or affairs of UIL Holdings or the functioning or constitution of the Board of Directors or any of its committees;

o        relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

o        is an advertisement or other commercial solicitation or communication;

o        is frivolous or offensive; or

o        is otherwise not appropriate for delivery to Directors.

The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the independent Directors, the full Board of
Directors, or one or more of its committees, as well as whether any response to the person sending the communication is appropriate. Any such response will be reviewed by General Counsel and will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The General Counsel will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Corporate Governance and Nominating Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

We have not established a formal policy regarding Director attendance at the
Annual Meetings of the Shareowners, but the Directors generally do attend the
Annual Meeting. The Chairman of the Board presides at the Annual Meeting of the
Shareowners, and the Board of Directors holds one of its regular meetings in conjunction with the Annual Meeting of the Shareowners. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the Annual Meeting. Eleven of the twelve members of the Board at the time of the Company's 2003 Annual Meeting of the Shareowners attended that meeting.

VOTE REQUIRED FOR APPROVAL

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a Director nominee will not prevent that Director nominee from being elected. Cumulative voting for
Directors is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights. UIL
Holdings' certificate of incorporation does not contain a provision for cumulative voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL
CONCERNING THE ELECTION OF DIRECTORS.

                                       12

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of UIL Holdings' common stock beneficially owned, directly or indirectly, as of March 9, 2004, by (i) each
Director of UIL Holdings, (ii) the Chief Executive Officer of UIL Holdings,
(iii) each of the four other most highly compensated persons who served as executive officers of UIL Holdings at the end of 2003 and (iv) the total of all of the Directors and executive officers of UIL Holdings serving as of December
31, 2003 as a group.

       Name of Individual or                                                           Total Shares Beneficially
       Number of Persons in                                Stock          Stock              Owned Directly
       Group                               Shares         Options         Units             or Indirectly *
       -----------------------------    ------------     ----------     ----------    -----------------------------
       Thelma R. Albright                    1,543         16,500         11,087                  29,130
       Marc C. Breslawsky                    1,365         16,500         12,647                  30,512
       David E. A. Carson                    2,528         16,500         18,327                  37,355
       Arnold L. Chase                     246,500         12,000          5,775                 264,275
       John F. Croweak                       2,274         16,500          6,586                  25,360
       Betsy Henley-Cohn                     8,423          7,500          3,131                  19,054
       John L. Lahey                         6,785         12,313          1,730                  20,828
       F. Patrick McFadden, Jr.              4,092         12,000          4,720                  20,812
       Daniel J. Miglio                      5,200          6,000          6,149                  17,349
       William F. Murdy                      3,765          3,000          2,504                   9,269
       James A. Thomas                       3,044         10,500          2,584                  16,128
       Nathaniel D. Woodson                 42,370        149,501            -                   191,871
       Louis J. Paglia                       3,398         21,667            -                    25,065
       Susan E. Allen                        3,240          8,567            -                    11,807
       Gregory W. Buckis                        92            -              -                        92
       Charles J. Pepe                       3,039          7,733            -                    10,772

       Total                               337,658        316,781         75,240                 729,679

---------------------------

* The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 1.8% of the
14,494,387 shares of common stock outstanding as of March 9, 2004. The number of shares of common stock beneficially owned by Mr. Woodson, as listed in the above stock ownership table, is approximately 1.3% of the 14,494,387 shares of common stock outstanding as of March 9, 2004. The number of shares of common stock beneficially owned by each of the other persons included in the table is less than 1.0% of the outstanding shares of common stock as of March 9, 2004; and the number of shares of common stock beneficially owned by all of the Directors and officers as a group represents approximately 5.0% of the outstanding shares of common stock as of March 9, 2004.

The number of shares listed in the above stock ownership table includes those held for the benefit of officers that are participating in the 401(k)/Employee
Stock Ownership Plan; shares that may be acquired within sixty (60) days of
March 9, 2004 through the exercise of stock options under UIL Holdings' 1990
Stock Option Plans and the 1999 Amended and Restated Stock Plan; and stock units that are in stock accounts under the Non-Employee Directors Common Stock and
Deferred Compensation Plan, described below under "Director Compensation." Stock units in this plan are payable, in an equivalent number of shares of UIL
Holdings' common stock, upon termination of service on the Board of Directors.

The numbers in the above stock ownership table are based in part on reports furnished by the Directors and officers. The shares reported for Mr. Chase do not include shares held by other members of his family or entities owned or controlled by him and them, which are described at "Principal Shareowners"
above. Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, and he has denied that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings'
common stock. With respect to other Directors and officers, the shares reported in the above stock ownership table include, in some instances, shares held by the immediate families of a Director or officer or entities controlled by a
Director or officer, the reporting of which is not to be construed as an admission of beneficial ownership. The Board expects that the Chief Executive
Officer will own stock with a value approximately equal to three times his annual salary.

                                       13

Each of the persons included in the above stock ownership table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except that voting and investment power is held by the other people or entities described below with respect to the number of shares listed opposite their respective names:

                                                 Name of other person or
                                                 entity holding voting
       Name               Number of Shares       and investment power
       ----               ----------------       ------------------------
  David E. A. Carson            206              Spouse
  Betsy Henley-Cohn           2,035              Trust
  Nathaniel D. Woodson        3,495              Trust
  Nathaniel D. Woodson       37,919              General Partnership Trust
  Charles J. Pepe                25              Custodian for Minor Child

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires UIL Holdings'
Directors and officers, and persons who own more than ten percent of a registered class of UIL Holdings' equity securities, to file with the Securities and Exchange Commission (SEC) and The New York Stock Exchange, initial reports of ownership and reports of changes in ownership of UIL Holdings' common stock and other equity securities of UIL Holdings. Directors, officers and greater-than-ten-percent shareowners are required by SEC regulations to furnish
UIL Holdings with copies of all Section 16(a) forms they file.

To UIL Holdings' knowledge, based solely on review of reports furnished to UIL
Holdings and written representations that no other reports were required, during the fiscal year ended December 31, 2003 each of its Directors, officers and greater-than-ten-percent shareowners complied with all applicable Section 16(a)
filing requirements except that the following individuals made the number of untimely filings set forth beside his or her name as follows: Thelma R. Albright
(2), Susan E. Allen (3), Marc C. Breslawsky (2), David E. Carson (2), Arnold L.
Chase (8), John F. Croweak (2), Betsey Henley-Cohn (1), John L. Lahey (2), F.
Patrick McFadden, Jr. (2), Daniel J. Miglio (1), William F. Murdy (2), Charles
J. Pepe (1), James A. Thomas (1). The untimely filings were due to difficulty obtaining applicable information and meeting the Securities and Exchange
Commission's requirement to file a statement of changes in beneficial ownership
(Form 4) within forty-eight hours of a transaction. Corrective action has been taken to assure that information in regards to reportable events are available to the Corporation in a timely manner.

EXECUTIVE COMPENSATION

The following table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the years 2003, 2002 and
2001, of (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of UIL Holdings who were serving as its executive officers at December 31, 2003.

                                       14

                                                                             Long-Term Compensation
                                                                             ----------------------
         Name and                       Annual Compensation             Securities Underlying      All Other
                                        -------------------
      Principal Position           Year      Salary($)     Bonus($)        Options/SARs(#)       Compensation($)
      ------------------           ----      --------      -------         --------------        ---------------
Nathaniel D. Woodson               2003      $563,475            -             100,000              $8,396
Chairman of the Board of           2002       538,575            -              87,000               6,126
Directors, President and Chief     2001       482,000      289,300              46,000               6,061
Executive Officer

Louis J. Paglia                    2003      $262,950            -              25,000              $8,396
Executive Vice President and       2002       176,761       23,600              20,000               2,874
Chief Financial Officer

Susan E. Allen                     2003      $148,300      $18,900               5,000              $7,407
Vice President Investor            2002       140,750       26,964               4,000               5,445
Relations, Corporate Secretary     2001       121,000       35,000               2,900               5,223
and Assistant Treasurer

Gregory W. Buckis                  2003       $85,674      $15,800               5,500             $10,200
Controller

Charles J. Pepe                    2003      $158,525      $16,200               6,000              $7,914
Treasurer and Assistant            2002       151,500       29,425               4,000               7,636
Secretary                          2001       137,625       39,700               2,900               7,280

None of the persons named in the table received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned
"Salary($)," "Bonus($)," and "All Other Compensation($)." None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in group life, health and hospitalization plans that are available generally to all salaried employees and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by that person, did not exceed the lesser of
$50,000 or 10% of the total salary and bonus compensation received by him or her for the year.

The amounts appearing in the column captioned "Annual Compensation - Bonus($)"
in the above table are awards earned pursuant to the Executive Incentive
Compensation Program described below.

The amounts appearing in the column captioned "Long-Term Compensation -
Securities Underlying Options/SARs (#)" represent the number of shares of UIL
Holdings' common stock underlying options granted under the 1999 Amended and
Restated Stock Plan. The options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

The amounts appearing in the column captioned "All Other Compensation" include
(a) cash contributions to the 401(k)/Employee Stock Ownership Plan on behalf of each of the persons named for a (i) company match of pre-tax elective deferral contributions by him or her to the plan from his or her salary and bonus compensation (included in the columns captioned "Salary($)" and "Bonus($)") and
(ii) an additional contribution equal to 25% of the dividends paid on his or her shares in the plan (for fiscal years 2001 and 2002), (b) pay for unused vacation pay and (c) the premium value of life insurance paid by the Company.

The UIL Holdings' Executive Incentive Compensation Program was established in
1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers'
performance as a group with respect to strategic opportunities during that year.
Eligible UIL Holdings' officers, performance levels and specific goals are determined each year by the Compensation and Executive Development Committee.
Incentive awards are paid following the conclusion of an evaluation by the
Compensation and Executive Development Committee after the close of the year.

                                       15

Incentive awards are made based on individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 16% to 70%, depending on each participant's payroll salary grade or competitive market conditions. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award for this achievement of up to 150% of his or her target incentive award amount for that year.

EMPLOYMENT AGREEMENTS

UIL Holdings' direct subsidiary, The United Illuminating Company (UI), has entered into an employment agreement with Mr. Woodson, which continues in effect until terminated by UI at any time or by Mr. Woodson on six months' notice. This agreement provides that the annual salary rate of Mr. Woodson will be $400,000, subject to upward revision by the Board of Directors at such times as the salary rates for other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Woodson in 2001, 2002 and 2003, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr. Woodson's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation, multiplied by the number of years (not to exceed 30) of his deemed service as an employee, and (B) is the annual benefit payable to him under the
UI pension plan. The agreement also provides that for each of his first five years of actual service, Mr. Woodson will be credited with three years for purposes of calculating the benefit payable to him under the UI pension plan. As of December 31, 2003, Mr. Woodson has 15.8 years of combined service under the supplemental plan and the qualified plan and a three-year average compensation level (salary and bonus) of $720,542. Assuming he retired on December 31, 2003, his annual benefit at age 65 under the qualified pension plan would be $18,667 payable in a single life annuity. Under the foregoing facts and assumptions, if
Mr. Woodson retired on December 31, 2003, his annual benefit at age 65 under the supplementary plan would be $209,505 payable in a single life annuity. If UI terminates Mr. Woodson's employment on less than three years' notice and without cause, he will receive four benefits: (i) he will be paid the lump sum present value of his supplemental retirement benefit, which will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies; (ii) he will continue to receive his then-current salary for a period of three years; (iii) he will continue to participate in the employee benefit plans and programs in which he participated prior to his termination for one year; and (iv) if his termination occurs in connection with a change in control of UIL Holdings, the three-years' salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either a cash severance payment equal to a year of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings' Change in Control
Severance Plan, if Mr. Woodson's employment is terminated without cause within two years following a change in control of UIL Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of three years' compensation at his then-current salary and bonus rate, an increase of three years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and three years of continued participation in the employee benefit plans and programs in which he participated prior to his termination.

UIL Holdings has entered into an employment agreement with Mr. Paglia, which continues in effect until terminated by UIL Holdings at any time or by Mr.
Paglia on six months' notice. This agreement provides an annual salary of
$255,000, subject to upward revision by the Board of Directors at such times as the salary rates of other officers are reviewed by the Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Paglia in 2002 and 2003, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr. Paglia's employment by UIL Holdings terminates after he has served in accordance with its terms, UIL Holdings will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A)
over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation, multiplied by the number of years of his deemed service as an employee, and (B) is the benefit payable to him under the UI pension plan. As of December 31, 2003, Mr. Paglia has 1.7 years of combined service under the supplemental plan and the qualified plan and a two-year average compensation level (salary and bonus) of $273,504. Assuming he voluntarily terminated service

                                       16

on December 31, 2003, his annual benefit at age 65 under the qualified pension plan would be $0, because he is not yet vested under the qualified plan. Under the foregoing facts and assumptions, if Mr. Paglia voluntarily terminated on
December 31, 2003, his annual benefit at age 65 under the supplementary plan would be $9,117 payable in a single life annuity. If UIL Holdings terminates Mr.
Paglia's employment without cause, he will receive three benefits: (i) he will be paid the lump sum present value of his supplemental retirement benefit, which will be calculated based on the addition of two years of service as an employee
(the present value of the benefit will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies); (ii) he will receive a lump sum payment in an amount equal to his base salary and bonus earned prior to his termination, plus two times his base salary and bonus compensation immediately prior to the date of his termination; and
(iii) he will continue to participate in the employee benefit plans and programs in which he participated prior to his termination for two years. Under UIL
Holdings' Change in Control Severance Plan, if Mr. Paglia's employment is terminated without cause within two years following a change in control of UIL
Holdings and it provides a greater benefit than that available under his employment agreement, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of two years' compensation at his then-current salary and bonus rate, an increase of two years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UIL Holdings retiree medical benefit plans, and two years of continued participation in the employee benefit plans and programs in which he participated prior to his termination.

UIL Holdings' direct subsidiary, UI, has also entered into employment agreements with Ms. Allen and Mr. Pepe, each of which continues in effect until terminated by UI at any time or by the officer on six months' notice. These agreements provide that the annual salary rates of Ms. Allen and Mr. Pepe will be $100,000 and $100,000, respectively, subject to upward revision by the Board of Directors at such times as the salary rates for other officers are reviewed by the
Directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salaries paid to Ms. Allen and Mr. Pepe in 2001, 2002 and 2003, shown on the above table, were paid pursuant to these agreements. Mr. Pepe's agreement also provides that when his employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is
(x) 1.9% of his highest three-year average total salary and bonus compensation, multiplied by the number of years of his service as an employee, which number of years is not to exceed 25 years, plus (y) by 0.1% of his highest three-year average total salary and bonus, multiplied by the number of years of his service as an employee in excess of 25 years, which number of years is not to exceed 5 years, and (B) is the annual benefit payable to him under the UI pension plan.
As of December 31, 2003, Mr. Pepe has 25.6 years of combined service under the supplemental plan and the qualified plan and a three year average compensation level (salary and bonus) of $184,758. Assuming he voluntarily retired on
December 31, 2003, his annual benefit at age 65 under the qualified pension plan would be $75,626 payable as a single life annuity. Under the foregoing facts and assumptions, if Mr. Pepe voluntarily retired on December 31, 2003, his annual benefit at age 65 under the supplementary plan would be $12,240 payable as a single life annuity. If UI terminates Mr. Pepe's employment without cause, he will choose either a severance payment equal to two years of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his retirement benefit and the benefits payable under the UI retiree medical benefit plans. If UI terminates Ms. Allen's employment without cause, she will receive a severance payment equal to two years of her then-current salary and bonus, two years of continued participation in UI's employee benefit plans and programs, and the addition of two years of service as an employee for purposes of calculating her retirement benefit and the benefits payable to her under the UI retiree medical benefit plans. Under UIL Holdings' Change in
Control Severance Plan, if the employment of either of these officers is terminated without cause within two years following a change in control of UIL
Holdings and it provides a greater benefit than that available under his or her employment agreement, the officer will be entitled to receive, in lieu of his or her employment agreement termination benefits, a severance payment of two years'
compensation at his or her then-current salary and bonus rate, an increase of two years of service in the calculation of his or her retirement benefit and the benefits payable under the UI retiree medical benefit plans, and two years of continued participation in the employee benefits plans and programs in which he or she participated prior to his or her termination.

A rabbi trust has been established to ensure that the supplemental retirement benefits accruing under the employment agreements with Messrs. Woodson, Pepe and other officers will be paid in accordance with the terms of such agreements, and to ensure the performance of payment obligations under each of these employment agreements. The trust also assists the Company in meeting its obligations under the UIL Holdings' Change in Control Severance Plan in the event of a change in control of UIL Holdings.

                                       17

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Number of         % of Total
                               Securities        Options/SARS
                               Underlying         Granted to      Exercise or                      Grant
                              Options/SARS       Employees in      Base Price     Expiration    Date Present
          Name                 Granted (#)       Fiscal Year       ($/Share)         Date       Value $ (1)
          ----                 -----------       -----------       ---------         ----       ------------
Nathaniel D. Woodson             100,000             32.5%          $36.125        05/02/13        $812,000
Louis J. Paglia                   25,000              8.1            36.125        05/02/13         203,000
Susan E. Allen                     5,000              1.6            36.125        05/02/13          40,600
Gregory W. Buckis                  5,500              1.8            38.475        07/28/13          44,660
Charles J. Pepe                    6,000              1.9            36.125        05/02/13          48,720

---------------------------

(1)  Based on valuations using the binomial option methodology. Specific factors included in the valuation include a 3 year volatility of 28.34%, a risk-free interest rate of 4.50%, a 3 year dividend yield of 6.22% and a time to exercise of 10 years. The binomial option methodology is used to determine the executive stock option grants.

These grants consist of options to purchase shares of UIL Holdings' common stock granted on May 2, 2003 to Messrs. Woodson, Paglia, Pepe, and Ms. Allen and on
July 28, 2003 to Mr. Buckis. The options include reload rights and are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

STOCK OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

The following table shows aggregated common stock option exercises during 2003 by (i) the Chief Executive Officer of UIL Holdings and (ii) each of the other four most highly compensated persons who served as executive officers of UIL
Holdings at the end of 2003, including the aggregate value of gains realized on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and unexercisable options as of December 31, 2003.
Also reported are the values as of December 31, 2003 for "in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of UIL Holdings' common stock.

The amounts listed in the column captioned "Value of Unexercised In-the-Money
Options/SARs at FY-End($)" in the table below represent the fair market value of the shares of common stock underlying the options listed as of December 31, 2003
($45.10 per share) minus the exercise price.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                        Number of Securities            Value of Unexercised
                           Shares                      Underlying Unexercised       In-the-Money Options/SARs
                         Acquired on    Value        Options/SARs at FY-End(#)               at FY-End($)
        Name             Exercise(#)   Realized($)   Exercisable   Unexercisable      Exercisable   Unexercisable
        ----             -----------   -----------   -----------   -------------      -----------   -------------
Nathaniel D. Woodson         -             -            193,248        173,333           151,715        897,500
Louis J. Paglia              -             -              6,667         38,333              -           224,375
Susan E. Allen               -             -              4,601          8,632             1,813         44,875
Gregory W. Buckis            -             -                -            5,500               -           36,438
Charles J. Pepe              -             -              3,434          9,632             6,451         53,850

RETIREMENT PLANS

The following table shows the estimated annual benefits payable as a single life annuity under UI's qualified defined benefit pension plan on retirement at age
65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the person's average annual earnings during the three years during which the person's earnings were the highest, applied uniformly to all persons.

                                       18

        Average
Annual Earnings During
      the Highest 3                               Estimated Annual Benefits Payable at Age 65
                                                  -------------------------------------------
    Years of Service                20 Years       25 Years       30 Years         35 Years        40 Years
----------------------              --------      ---------       --------         --------        ---------
         $100,000                    $32,000         $40,000        $48,000          $48,000         $48,000
          150,000                     48,000          60,000         72,000           72,000          72,000
          200,000                     64,000          80,000         96,000           96,000          96,000
          250,000                     64,000          80,000         96,000           96,000          96,000
          300,000                     64,000          80,000         96,000           96,000          96,000
          350,000                     64,000          80,000         96,000           96,000          96,000
          400,000                     64,000          80,000         96,000           96,000          96,000
          450,000                     64,000          80,000         96,000           96,000          96,000
          500,000                     64,000          80,000         96,000           96,000          96,000

Earnings amounts listed in the column captioned "Average Annual Earnings During the Highest 3 Years of Service" include annual salary and cash bonus awards paid under the Executive Incentive Compensation Program (see "Executive Compensation"
above). The annual estimated benefit amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $200,000 for 2003. This limit was used in the preparation of the table. The Board of Directors has funded a supplemental executive retirement plan trust that permits the Directors to pay supplemental retirement benefits to Messrs. Woodson, Pepe and other officers individually selected by the Directors in amounts sufficient to prevent these Internal
Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan's fixed formula.

As of their last employment anniversary dates, Messrs. Woodson, Paglia, Pepe, and Buckis and Ms. Allen had 6, 1, 25, 0 and 20 years of service, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Under the terms of the Supplemental Executive Retirement Plan (SERP) and the
terms of the employment agreements of three of the named executive officers
(Messrs. Woodson, Paglia and Pepe), the executive officer may be entitled to a supplemental retirement benefit equal to the excess, if any, of (A) over (B), where (A) is a percentage stated in the executive's employment agreement of the executive's highest three-year average total salary and bonus compensation times the number of years of his deemed service as an employee (subject in some cases to a cap), and (B) is the annual benefit payable to him under the UI pension plan.

For quantification of the SERP benefits to which Messrs. Woodson, Paglia and
Pepe are entitled, see EXECUTIVE COMPENSATION - EMPLOYMENT AGREEMENTS, above.

                               BOARD OF DIRECTORS
                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

All of The Members of the Compensation and Executive Development Committee of
the Board of Directors (Committee) are non-employee Directors.

During 2003, the Committee retained a new outside compensation consulting firm to assist and advise regarding all policies and plans pertaining to compensation of the Chief Executive Officer and other officers and key employees of UIL
Holdings and its subsidiaries. The Committee determines the compensation of the
Chief Executive Officer based on its evaluation of his performance in light of goals and objectives it has established. The Committee recommends to the Board of Directors all of the elements of the compensation of other officers, including the design and adoption of incentive compensation programs, the identity of program participants, salary grades and structure, and annual salaries. The Committee establishes the performance goals applicable to the annual incentive compensation plan, administers the plan and certifies that performance goals and any other material terms were in fact satisfied before authorizing payment of any awards. With respect to the long-term incentive plan, the Committee administers the plan and makes grants and awards under the plan.
The Committee held 16 meetings in 2003, met in executive session 10 times, and utilized the expertise of its outside consultant multiple times.

                                       19

The compensation of UIL Holdings' officers for the year 2003, as described above at "Executive Compensation," was paid and awarded to the named individuals, other than Mr. Paglia and Mr. Buckis, as officers of both UIL Holdings and its direct subsidiary, The United Illuminating Company (UI). Compensation was paid and awarded to Mr. Paglia and Mr. Buckis as officers of UIL Holdings.

The executive compensation program for 2003 consisted of three components:
annual salaries, bonuses under an annual incentive compensation program, and long-term incentive program awards. The overall objective of this program is to attract and retain qualified executives and to produce strong financial performance for the benefit of shareowners, while providing a high level of service and value for our customers. Accordingly, all of the Committee's decisions in 2003 have ultimately been based on the Committee's assessment of
UIL Holdings' performance and that of its business units in these regards. As benchmarks for 2003, the Committee compared UIL Holdings' overall compensation levels and programs relative to other energy service and general industry companies of comparable size. The Committee also considered UIL Holdings'
strategic objectives and challenges.

The base salary range for each officer was based on a weighted blend of median base salary levels for comparably-sized companies that reflected UIL Holdings'
portfolio (using the 2002 based blend of 70% utility and 30% general industry)
based on revenues. Within the applicable range, each individual officer's annual salary was then set at a level that would compensate the officer for day-to-day performance, in the light of the officer's level of responsibility, past performance and potential future contributions to strategic objectives.

As described in detail above at "Executive Compensation," the annual incentive compensation program and the long-term incentive program are performance-based, and intended to reward performance within different time-frames. Under the annual Executive Incentive Compensation Program, cash awards may be made each year to officers based on their achievement of performance levels formulated by the Committee with respect to (1) specific financial goals, (2) specific corporate or business unit goals, (3) specific team/individual goals, and (4)
assessment of the officers' performance as a group with respect to strategic opportunities during that year. The UIL Holdings Corporation 1999 Amended and
Restated Stock Plan, which was approved by shareowners in 2003, rewards officers and key employees for contributing to the success of the Company over the longer term, and enables the Company to attract, retain and reward the officers and managerial employees who possess the required experience and talent.

For 2003, the bonus opportunities of UIL Holdings' officers were targeted by the
Committee so that the combination of each officer's 2003 salary and annual
Executive Incentive Compensation Program award, assuming that pre-established performance goals were met, would approximate, on average, the 50th percentile of the weighted blend of 70% median utility and 30% median general industry salary and target annual award opportunity levels for comparably-sized companies. Goals were established to focus the officers' attention on corporate financial measures or on business unit goals based on financial, operational, customer and human resource measures. For 2003, the pre-established corporate financial goals, accounting for 60% of the bonus awards of each of the Chairman of the Board of Directors, President and Chief Executive Officer and the
Executive Vice President and Chief Financial Officer, and 50% of the other officers' bonus awards, included two measures: recurring earnings per share from operations and recurring cash from operations available for capitalization reduction or investment. The remaining 40% of the bonus awards of each of the
Chairman of the Board of Directors, President and Chief Executive Officer and
the Executive Vice President and Chief Financial Officer, and the remaining 50%
of the other officers' bonus awards for 2003 was based on (1) the Committee's assessment of the performance of all corporate officers as a group with respect to 2003 strategic opportunities and (2) the Committee's assessment of the leadership capabilities of each corporate officer with respect to pre-established competencies.

The officers' achievements with respect to 2003 pre-established shareowner financial goals were mixed: 0% of target was achieved with respect to the recurring earnings per share from operations goal and 150% of target was achieved with respect to the recurring cash available for capitalization reduction or investment goal. Achievements of specific business unit goals were also mixed, and ranged between 0% and 116% of target.

                                       20

Overall, since the UIL Holdings' earnings per share threshold for 2003 was not attained, no bonus awards were paid under the Executive Incentive Compensation
Program. Special limited recognition awards were approved by the Committee for the President of UI and his direct reports, as well as for the direct reports of the Executive Vice President and Chief Financial Officer of UIL Holdings,
depending on the individual executive's achievements.

Under the 1999 Amended and Restated Stock Plan, the officers and other executives were awarded, in 2003, a total of 307,810 Non-qualified Stock
Options, with reload rights. The number of options granted to each executive was based on median long-term award levels for comparably-sized companies.

Section 162(m) of the Internal Revenue Code provides that no deduction will be available to a publicly-held corporation for any compensation in excess of $1 million paid in a tax year to certain executive officers, unless certain conditions are satisfied. The Company prefers to preserve deductibility when possible, unless it is in the Company's best interest to pay compensation that may not be fully deductible.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2003

In March of 2003, the Committee recommended, and the Board of Directors approved, a 2003 annual salary of $567,600 for Mr. Woodson, as Chairman of the
Board of Directors, President and Chief Executive Officer. This annual salary was at the median of comparable salary data for the weighted blend of data from energy services and general industry companies of comparable size. It was the
Committee's judgment that the salary was appropriate for an executive with the skills and abilities needed to successfully lead UIL Holdings in the tumultuous general business environment and the recently deregulated utility industry. Mr.
Woodson's bonus performance target for 2003 under the annual Executive Incentive
Compensation Program was set based on a threshold level of recurring earnings per share from operations, and pre-established goals with respect to recurring cash from operations available for capitalization reduction or investment, and strategic opportunities. Because earnings per share were below the required threshold level, Mr. Woodson received no bonus for 2003.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

                               Dated March 22, 2004

                               David E. A. Carson
                               John F. Croweak*
                               John L. Lahey
                               F. Patrick McFadden, Jr.
                               Daniel J. Miglio (Chair)

*Mr. Arnold Chase was also a member of the Committee during 2003 and was replaced on the Committee by Mr. Croweak on February 23, 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No Director of UIL Holdings who served as a member of the Compensation and
Executive Development Committee during 2003 was, during 2003 or at any time prior thereto, an officer or employee of UIL Holdings. During 2003, no Director of UIL Holdings was an executive officer of any other entity on whose Board of
Directors an executive officer of UIL Holdings served.

Under a lease agreement dated May 7, 1991, one of UIL Holdings' direct subsidiaries, The United Illuminating Company (UI), leased its corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase and members of his immediate family. During 2003,
UI's lease payments to the partnership totaled $8.7 million.

A subsidiary of United Resources, Inc., United Capital Investments, Inc. (UCI),
invested a total of $3.9 million in 2000 and 2001 to purchase a minority ownership interest in Gemini Networks, Inc. (Gemini). Gemini proposes to develop, build, and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers in the Northeastern United
States. Gemini is a corporation controlled by the David T. Chase family, and
Arnold L. Chase is the President and a Director of Gemini. In June 2002, UCI
wrote down its investment in Gemini to one dollar, because the telecommunications sector had suffered substantial losses in value, and because
UCI concluded that Gemini was unlikely to continue its network development in the absence of additional financing. In December 2003, Gemini completed a restructuring transaction in connection with which the Chase family came to own
100% of the equity of Gemini. In connection with that transaction, UCI is entitled to a cash payment of approximately $17,500 in exchange for its ownership interest in Gemini, and expects to receive that amount in the second quarter of 2004.

                                       21

DIRECTOR COMPENSATION

Directors who are employees receive no compensation for their service as
Directors.

The remuneration of non-employee Directors includes an annual retainer fee of
$21,000, payable $9,000 for service during the first quarter of the year and
$4,000 each for service during the second, third and fourth quarters of the year
(the $9,000 retainer fee payable for service during the first quarter of the year is payable in shares of UIL Holdings' common stock or by credit to a stock account under the Non-Employee Directors' Common Stock and Deferred Compensation
Plan described below), plus a fee of $1,000 for each meeting of the Board of
Directors or Committee of the Board of Directors attended. The Lead Director and
Committee chairpersons (other than the chairs of the Audit Committee and the
Compensation and Executive Development Committee) receive an additional fee of
$750 per quarter each year. The additional fees of the chairs of the Audit
Committee and the Compensation and Executive Development Committee are $2,250
per quarter each year and $1,500 per quarter each year, respectively.
Non-employee Directors are also provided travel/accident insurance coverage in the amount of $200,000.

The Non-Employee Directors' Common Stock and Deferred Compensation Plan has two
features: a mandatory common stock feature; and an optional deferred compensation feature. Each non-employee Director has two accounts in the plan: a stock account for the accumulation of units that are equivalent to shares of common stock, and on which amounts equal to cash dividends on the shares of UIL
Holdings' common stock represented by stock units in the account accrue as additional stock units; and a cash account for accumulation of the Director's fees payable in cash that the Director elects to defer, and on which interest accrues at the prime rate in effect at the beginning of each month at Citibank,
N.A.

Under the common stock feature of the plan, a credit of stock units to each non-employee Director's stock account in the plan is made on or about the first day of March in each year, unless the Director elects to receive shares of common stock in lieu of having an equivalent number of stock units credited to his or her stock account. Each annual stock account credit consists of a number of whole and fractional stock units equal to the sum of 200 plus the quotient resulting from dividing the retainer fee for the first quarter of the year by the market value of UIL Holdings' common stock on the date of the credit.

Under the deferred compensation feature of the plan, a non-employee Director may elect to defer receipt of all or part of (i) his or her retainer fee for service during the second, third and fourth quarters of each year, (ii) his or her committee chairperson fees, and/or (iii) his or her meeting fees, that are payable in cash. All amounts deferred are credited when payable, at the
Director's election, to either the Director's cash account or to the Director's stock account (in a number of whole and fractional stock units based on the market value of UIL Holdings' common stock on the date the fee is payable) in the plan.

All amounts credited to a non-employee Director's cash account or stock account in the plan are at all times fully vested and nonforfeitable, and are payable only upon termination of the Director's service on the Board of Directors. At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of UIL Holdings' common stock.

Under the 1999 Amended and Restated Stock Plan, each non-employee Director was granted 1,200 shares of restricted stock on March 25, 2003. These restricted shares vest on the third anniversary of the grant.

                                       22

SHAREOWNER RETURN PRESENTATION

The line graph appearing below compares the yearly change in UIL Holdings'
cumulative total shareowner return on its common stock with the cumulative total return on the S and P Composite-500 Stock Index, the S and P Public Utility
Index and the S and P Electric Power Companies Index for the period of five fiscal years commencing 1999 and ending 2003.

                    1998       1999        2000       2001       2002      2003
                    ----       ----        ----       ----       ----      ----
 UIL                $100       $105        $108       $118        $90     $122
 S and P 500         100        120         107         93         72       90
 S and P Pub. Uty.   100         87         132         89         60       72
 S and P El. Co.     100         80         117         94         77       91

---------------------------

*  Assumes that the value of the investment in UIL Holdings' common stock and each index was $100 on December 31, 1998 and that all dividends were reinvested. For purposes of this graph, the yearly change in cumulative shareowner return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the year, assuming dividend reinvestment, and (B) the difference in the fair market value at the end and the beginning of the year, by (ii) the fair market value at the beginning of the year. The changes displayed are not necessarily indicative of future returns measured by this or any method.

                               BOARD OF DIRECTORS
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of UIL Holdings' accounting functions and internal controls. The Committee is comprised of six independent Directors, and acts under a written charter adopted by the Board of Directors. On February
23, 2004, the Board of Directors adopted an Audit Committee Charter that meets the current requirements of the Securities and Exchange Commission and New York
Stock Exchange and is attached to this Proxy Statement as Exhibit A and is posted on the Corporation's website, www.uil.com.

                                       23

UIL Holdings' management, including its internal audit staff, is responsible for
UIL Holdings' internal financial controls and the financial reporting process.
UIL Holdings' independent public accountants are responsible for performing an independent audit of UIL Holdings' consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

The Committee's meetings are structured and conducted to facilitate and encourage open communications between the Committee and UIL Holdings' internal audit staff, between the Committee and UIL Holdings' independent public accountants, PricewaterhouseCoopers LLP, and between the Committee and UIL
Holdings' executive management. During these meetings, the Committee has reviewed and discussed with management and PricewaterhouseCoopers the quarterly financial statements included in quarterly reports on Form 10-Q filed with the
Securities and Exchange Commission during the year ended December 31, 2003 and audited financial statements for the year ended December 31, 2003. Discussions with PricewaterhouseCoopers have also included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit
Committees). PricewaterhouseCoopers has also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees), and the Committee has discussed with PricewaterhouseCoopers that firm's independence. The Committee received and reviewed a report from PricewaterhouseCoopers related to the firm's quality control procedures and reviews, and inquiries or investigations by government or professional authorities.

Based on its reviews and discussions with UIL Holdings' management, including its internal audit staff, and with PricewaterhouseCoopers, the Committee recommended to the Board of Directors that UIL Holdings' audited financial statements for the year ended December 31, 2003 be approved and included in UIL
Holdings' Annual Report on Form 10-K filed with the Securities and Exchange
Commission.

For the years ended December 31, 2003 and December 31, 2002,
PricewaterhouseCoopers billed UIL Holdings the following fees for services rendered:

                                           2003                     2002
                                          -----                    -------
         Audit Fees (1)                  $569,000                 $448,800

         Audit-Related Services Fees       71,560                  166,913

         Tax Fees                         149,887                  157,546

         All Other Fees                         0                        0
                                         --------                 ---------
         Total Fees Billed               $790,447                 $773,259
                                         ========                 =========

         ---------------------------

         (1)  For the audit of UIL Holdings' annual financial statements for the year ended December 31, 2003 and 2002, for review of the quarterly financial statements included in UIL Holdings' Quarterly Reports on Form 10-Q, and for comfort or consent letters in connection with financing transactions.

Included in the category "Audit-Related Services Fees" were fees billed for employee benefit plan audits, internal control reviews, and due diligence investigations performed in connection with proposed acquisitions of other businesses. Included in the "Tax Fees" category were fees billed for personal property tax filings and other tax compliance work. After review and discussion, the Committee has concluded that PricewaterhouseCoopers' provision of non-audit services to UIL Holdings is compatible with maintaining PricewaterhouseCoopers'
auditor independence. The Committee has adopted a policy requiring pre-approval by the Committee before PricewaterhouseCoopers is engaged for any non-audit services and all of the fees noted in the chart above were approved by the
Committee.

                                       24

                                 AUDIT COMMITTEE

                           David E. A. Carson (Chair)
                                 John F. Croweak
                                Betsy Henley-Cohn
                                Daniel J. Miglio
                                William F. Murdy
                                 James A. Thomas

   PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors, at a meeting held on February 13,
2004, voted to employ the firm of PricewaterhouseCoopers LLP to perform an audit of the books and affairs of UIL Holdings for the fiscal year 2004. One or more representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

Shareowner ratification of the selection of PricewaterhouseCoopers LLP as UIL
Holdings' independent auditors is not required by UIL Holdings' bylaws or otherwise. However, the Board is submitting the selection of
PricewaterhouseCoopers LLP to the shareowners for ratification as a matter of good corporate practice. If the shareowners fail to ratify the selection, the
Audit Committee will reconsider the selection of that firm. The Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of UIL Holdings and its shareowners.

VOTE REQUIRED FOR APPROVAL

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as UIL Holdings' independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL
CONCERNING THE RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL NO. 3 - APPROVAL OF THE UIL HOLDINGS CORPORATION SENIOR EXECUTIVE
                  INCENTIVE COMPENSATION PROGRAM

The Board of Directors recommends that shareowners vote to approve the UIL
Holdings Corporation (UIL Holdings or the Company) Senior Executive Incentive
Compensation Program (the Incentive Program). Such shareowner approval will enable UIL Holdings to claim tax deductions for incentive awards earned and paid under the Incentive Program without limitation under Section 162(m) of the
Internal Revenue Code.

If approved by shareowners, the Incentive Program will provide to senior members of the UIL Holdings' management team the opportunity to earn cash incentive awards for annual and long-term performance. The Board of Directors regards the
Incentive Program as an important means by which the Company can link executive pay to performance. By providing for competitive levels of annual and long-term incentive compensation in a program that is fully tax deductible by the Company, the Incentive Program can help to attract and retain senior management of high ability.

The Incentive Program authorizes annual incentive awards on terms similar to those of the Company's existing Executive Incentive Compensation Program. The
Board determined to create a separate program, however, that would meet the requirements for performance-based compensation under Section 162(m), with the intent that executive officers would be authorized to receive annual incentive awards under the new Incentive Program while other members of senior management of UIL Holdings would continue to participate in the existing program. The new
Incentive Program also authorizes long-term incentive awards that can qualify as performance-based compensation under Section 162(m).

                                       25

The Compensation and Executive Development Committee of the Board of Directors
(the CEDC) will select the participants in the Incentive Program, with persons who are or may become executive officers of UIL Holdings being eligible for selection. Currently, UIL Holdings has five executive officers.

DESCRIPTION OF THE INCENTIVE PROGRAM

The following description of the Incentive Program is qualified in its entirety by the provisions of the Incentive Program, a copy of which is attached as
Appendix B to this Proxy Statement. The Incentive Program authorizes the CEDC to select participants and authorizes cash-based performance awards that may be earned by achievement of performance goals measured over a designated performance period, and set the other terms of performance awards. The CEDC can set the length of the performance period, which can be for one year or any period longer or shorter than one year. All awards are intended to qualify as
"performance-based compensation" under Section 162(m). Therefore, the CEDC must set objective performance goals and related terms of awards during the first 90 days of a performance period, and in any event before more than 25% of the performance period has elapsed.

The Incentive Program permits the CEDC to measure performance using a variety of business criteria, including the following:

o   net income;
o   earnings, before or after income taxes;
o   earnings per share;
o   pre-tax operating income;
o   expense management;
o   profitability, including profitability of an identifiable business unit or product revenue;
o   shareowner value creation measures, including but not limited to stock price or total shareowner return;
o   return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;
o   cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;
o   net economic profit (operating earnings minus a charge for capital) or economic value created;
o   strategic innovation;
o   dividend levels; or
o   strategic business criteria, consisting of one or more objectives based on meeting specified market penetration,  geographic business expansion goals, cost targets,  completion of capital and debt  transactions,  customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision  of litigation  and  information  technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The CEDC can base a performance goal on a combination of these criteria, and may specify the goal based on Company-wide performance or performance of a business unit or subsidiary. The targeted level of performance may be established in any objective manner the CEDC may select, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of comparable companies or an index covering multiple companies.

The Incentive Program provides that a participant may potentially earn incentive awards not exceeding his or her "Annual Limit" in any calendar year. The Annual
Limit is $2.5 million, plus the amount of the participant's unused cumulative
Annual Limits as of the close of the previous calendar year. Any unused Annual
Limit that is not used within five years of the original opportunity ceases to be available for use. For purposes of determining the extent to which a participant has used an Annual Limit plus any carryover limit, the participant's
Incentive Award Opportunity is deemed paid at the maximum level, even though the participant may receive less than the maximum level of payout.

For annual incentive awards, the CEDC will consider the recommendations of the
Chief Executive Officer regarding the eligible employees other than himself. It then will set, for each participant, a target incentive award payable for target level performance for the year and a maximum incentive award, not exceeding 200%
of the target incentive award, payable for achievement of the performance goals at a designated maximum level. The CEDC may also designate a portion of the target incentive award amount as payable for achievement of a designated

                                       26

threshold level of performance. The CEDC will establish the specific performance goal(s) for the year and a range, grid, or formula that specifies the level of achievement of the performance goal(s) that will result in the participant potentially earning an incentive award at the threshold, target, maximum levels or prorated amount between two levels. Failure to achieve a minimum level of performance will result in no incentive award being earned. The CEDC can specify goals, performance levels and other award terms for an individual participant or for groups of participants.

The Incentive Program preserves the ability of the CEDC to consider more subjective measures of performance, which have been a basis for determining annual incentive awards under the Company's existing annual incentive program.
In order to consider any non-objective performance measure, the Incentive
Program requires that the CEDC specify an objective performance goal that must first be met. Meeting the objective performance requirement will authorize the payment of up to a specified amount, subject to the Incentive Program's limits, with the CEDC permitted to evaluate a participant's performance against subjective measures to determine the portion of this specified amount, if any, that will be paid as an incentive award. The CEDC believes that the business success of UIL Holdings depends on leadership and other accomplishments that can involve subjective judgment, and therefore, have sought to preserve flexibility in the Incentive Program while preserving the Company's ability to take tax deductions for incentive awards under the Program.

Long-term incentive awards can be authorized under the Incentive Program in generally the same manner as annual incentive awards, as described above. The
CEDC will determine the participants, the performance period (which generally will extend over more than one year), the performance goals, the target and maximum incentive awards and other amounts of the incentive award that may be earned, and the corresponding levels of performance that must be achieved in order for those amounts to be earned. Failure to achieve a minimum level of performance will result in no incentive award being earned. As in the case of annual incentive awards, the CEDC can consider subjective measures of performance in addition to the objective performance goals, so long as an objective performance goal has been met as a condition to payment of the incentive award or a designated portion of the award. The assessment of subjective measures in this way constitutes an exercise of discretion on the part of the CEDC to reduce the incentive award earned.

Upon completion of a performance period, the CEDC must determine the level of attainment of the pre-set performance goals and that other material requirements have been met before any incentive award may be paid out. In determining the final incentive award that will be paid to a participant, the CEDC has no discretion to adjust the incentive award upward to the extent that the pre-set objective performance goals were not achieved. As stated above, the CEDC retains discretion to adjust incentive awards downward, which may be based in part on the CEDC's evaluation of subjective performance measures if a mandatory objective performance goal has been met.

The CEDC can determine for the Chief Executive Officer and recommend to the
Board for the other participating executives the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by the Company or other events. The CEDC may pay out an incentive award in shares or share-based awards if it provided for such a payout at the time it established a given performance goal and if the shares of common stock or share-based awards are authorized under and drawn from an equity compensation plan of the Company. The CEDC may also permit a participant to elect to defer receipt of any portion of an incentive award into a deferred compensation program of the Company.

The Board has authority to amend, suspend, or terminate the Incentive Program.
An amendment or modification must be approved by shareowners if such approval is required to preserve the qualification of the Incentive Program under Section
162(m). Under this standard, however, amendments that might increase the cost of the Incentive Program to the Company would not necessarily require shareowner approval. The CEDC retains authority to adjust award terms and performance goals to respond to changes in the Company's capital structure, acquisitions and other extraordinary corporate events, but generally adjustments must be made in a manner that preserves the qualification of awards under Section 162(m). The adoption or shareowner approval of the Incentive Program does not limit the authority of the CEDC to grant bonuses or pay other compensation apart from the
Incentive Program, which could include payment of other bonuses tied to annual or long-term performance.

                                       27

SECTION 162(M) AND TAX TREATMENT OF AWARDS

Under Section 162(m), the Company's ability to claim a tax deduction for compensation paid or accrued with respect to the executive officers named in the table under Executive Compensation and serving as such on the final day of the fiscal year is limited to $1 million per year, unless certain conditions are satisfied. The Company prefers to preserve the deductibility when possible, unless it is in the Company's best interest to pay compensation that may not be fully deductible.

Certain types of compensation are exempted from this deductibility limitation, however, including performance-based compensation. "Performance-based compensation" is compensation paid (1) upon the attainment of an objective performance goal or goals, (2) upon approval by the compensation committee or its equivalent, which committee must be composed of independent Directors, and
(3) pursuant to a plan as to which shareowners have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The Company intends that awards under the Incentive Program to named executives should qualify as
"performance-based compensation" so that these awards will not count against the
$1 million threshold amount or otherwise be subject to the limitation on deductibility under Section 162(m). Accordingly, shareowner approval of the
Incentive Program will be deemed to include approval of the Incentive Program's terms relating to eligibility, annual per-person limitations on incentive awards, and the business criteria upon which performance goals may be based.

Notwithstanding the foregoing, as stated above, a number of requirements must be met in order for compensation to qualify as performance-based under Section
162(m), and there can be no assurance that compensation under the Incentive
Program will be fully deductible by the Company under all circumstances.

Participants in the Incentive Program will recognize income taxable at ordinary income rates at the time an incentive award is paid out in cash. If the Company permits deferrals of incentive awards, the taxation of the participant and the
Company's right to claim a tax deduction will be deferred until payout.

NEW PLAN BENEFITS UNDER THE INCENTIVE PROGRAM

Awards under the Incentive Program will be granted in the discretion of the
CEDC. Except as described below, the recipients and other terms of such awards cannot be determined at this time. Information regarding the Company's recent practices and actual payouts with respect to annual incentive awards under UIL
Holdings' existing Executive Incentive Compensation Program is presented in the table under Executive Compensation and the "Board of Directors Compensation and
Executive Development Committee Report on Executive Compensation" above in this
Proxy Statement.

The CEDC has authorized annual incentive awards to executive officers for 2004 under the Incentive Program, subject to shareowner approval of the Incentive
Program, in order that those awards can qualify for full deductibility if they are earned and paid out. The annual incentive awards will become payable for
2004 performance if corporate performance goals relating to earnings per share, cash flow and other goals are achieved. Earnings per share and cash flow are to be determined in accordance with pre-set, objective standards adopted by the
CEDC. If a specified level of earnings per share is achieved, the level of achievement of certain individual goals will also be considered by the CEDC in determining one component of the annual incentive award. The individual goals include an assessment of leadership and an assessment of the level of achievement of strategic opportunities goals by the Chief Executive Officer and
Chief Financial Officer and, in the case of other executive officers, achievement of a variety of performance measures applicable to the business units for which the executive officer has principal responsibility. The target amounts shown below represent the approximate median levels for comparable-sized companies. No amount will be payable unless a specified minimum performance level is reached, and the award is payable at a designated maximum rate if performance is achieved at a designated maximum level. This maximum payout will require performance substantially in excess of the target performance level.

                                       28

The table below shows the amounts payable as authorized for achievement of specified levels of performance for 2004:

                                New Plan Benefits
                 Senior Executive Incentive Compensation Program
                 -----------------------------------------------
                       2004 Annual Incentive Compensation

                                                      Payout for Performance at Specified Level
                                                      -----------------------------------------
          Name and Position                           Threshold         Target          Maximum
          -----------------                           ---------         ------          -------

Nathaniel D. Woodson                                   $210,000         $420,000       $840,000
   Chairman of the Board of Directors,
   President and Chief Executive
   Officer

Louis J. Paglia                                          76,350          152,700        305,400
   Executive Vice President and
   Chief Financial Officer

Susan E. Allen                                           23,100           46,200         92,400
   Vice President Investor Relations, Corporate
   Secretary and Assistant Treasurer

Gregory W. Buckis                                        26,520           53,040        106,080
   Controller

Charles J. Pepe                                          25,395           50,790        101,580
   Treasurer and Assistant Secretary                   --------         --------     ----------

Executive Officers as a Group (5 in number)            $361,365         $722,730     $1,445,460
                                                       ========         ========     ==========

In the event shareowners disapprove the proposed Incentive Program, incentive awards will not be granted or paid out under its terms.

VOTE REQUIRED FOR APPROVAL

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to approve the UIL Holdings Corporation
Senior Executive Incentive Compensation Program will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL
CONCERNING THE APPROVAL OF THE UIL HOLDINGS CORPORATION SENIOR EXECUTIVE
INCENTIVE COMPENSATION PROGRAM.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS

Shareowners who intend to present proposals for action at the 2005 Annual
Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of UIL Holdings by December 6, 2004 in order to be included in the proxy statement and form of proxy for that meeting.

                                       29

UIL HOLDINGS HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2003 WITH THE SECURITIES AND EXCHANGE COMMISSION. UIL HOLDINGS WILL
PROVIDE YOU WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE
FINANCIAL STATEMENTS INCLUDED IN THE ANNUAL REPORT, WITHOUT CHARGE, IF YOU
REQUEST IT IN WRITING. PLEASE DIRECT YOUR WRITTEN REQUESTS TO SUSAN E. ALLEN,
VICE PRESIDENT INVESTOR RELATIONS AND CORPORATE SECRETARY, UIL HOLDINGS
CORPORATION, 157 CHURCH STREET, P.O. BOX 1564, NEW HAVEN, CONNECTICUT 06506.
COPIES OF THE ANNUAL REPORT ON FORM 10-K THAT ARE SENT TO YOU WILL NOT INCLUDE
EXHIBITS UNLESS YOU SPECIFICALLY REQUEST EXHIBITS AND AGREE TO PAY A FEE TO
DEFRAY THE COPYING AND POSTAGE COSTS (10 CENTS PER PAGE, PLUS POSTAGE).

                                By Order of the Board of Directors,

April 9, 2004                   SUSAN E. ALLEN
                                Vice President Investor Relations
                                and Corporate Secretary

                                       30

                                   APPENDIX A

                            UIL HOLDINGS CORPORATION
                             AUDIT COMMITTEE CHARTER

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            UIL HOLDINGS CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                     (AMENDED NOVEMBER, 1989; OCTOBER, 1992;
                 MARCH, 2000; 2001; MAY 7, 2003; FEBRUARY, 2004)

I.       AUDIT COMMITTEE MISSION

       The Audit Committee is appointed by the Board of Directors to assist the
       Board in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities and duties are to:

       o   Monitor the integrity of UIL Holdings' financial statements, financial reporting process and systems of internal controls regarding finance, accounting, and compliance with applicable laws, regulations and company policies.

       o   Monitor the independence, qualifications, and performance of UIL
           Holdings' independent auditors and Internal Audit Department.

       o   Provide an open avenue of communication among the independent auditors, financial and senior management, the Internal Audit
           Department, and the Board of Directors.

       The Audit Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, to any person in UIL Holdings, and to its outside legal counsel or other consultants or advisors. The Board and the
       Chief Executive Officer of the Company shall provide the Audit Committee with all of the resources, both internal and external, which the Audit
       Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function. Without limiting the generality of the foregoing, the Audit Committee is empowered to retain, at UIL Holdings' expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its responsibilities and duties as set forth in this charter and as required by law, regulation or the rules of the New York Stock Exchange (NYSE).

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

       The Audit Committee shall be comprised of five or more directors as determined by the Board of Directors, each of whom shall be an independent director (as defined by applicable law, regulation or rules of the NYSE), free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee.
       Without limiting the generality of the foregoing, committee members may not (i) receive any consulting, advisory or other compensatory fee from
       UIL Holdings or any of its subsidiaries other than in the member's capacity as a member of the Audit Committee, the Board, or any other
       Board committee or (ii) be an "affiliated person" of UIL Holdings or any of its subsidiaries (as defined in Rule 10A-3 under the Securities
       Exchange Act of 1934, as amended, as such rule may be amended from time to time).

       All members of the Audit Committee shall satisfy the applicable listing standards of the NYSE, including the financial literacy requirements, which the Board is permitted to interpret in its business judgment. At least one member of the Committee shall meet the definition of, and be designated, as an "audit committee financial expert" (as defined under applicable law, regulation or rules of the NYSE, as applicable).

       Audit Committee members shall be appointed by the Board of Directors on recommendation of the Corporate Governance/Nominating Committee of the
       Board of Directors, shall serve at the will of the Board and may be removed with or without cause by the affirmative vote of a majority of the members of the Board. Committee members may not serve on audit committees of more than two other public companies.

       The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may meet in person or telephonically, and may act by unanimous written consent. The Audit
       Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee Chair will regularly report the Audit

                                       1

       Committee's findings, conclusions and recommendations to the Board. If an
       Audit Committee Chair is not designated or present, the members of the
       Committee may designate a Chair by majority vote of the Committee membership.

       The Audit Committee shall meet periodically in separate executive sessions with financial and senior management, the director of the
       Internal Audit Department, the independent auditors, and as a committee, to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee, or at least its Chair, shall meet with financial and senior management and the independent auditors quarterly to review UIL Holdings' financial statements consistent with III.4. below.

III.   AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

       Review Procedures
       -----------------
       The Audit Committee shall:

       1.    Review and reassess the adequacy of this Charter at least annually.
             Submit the Charter, and any recommended changes therein, to the
             Board of Directors for adoption. Have the Charter published in the proxy statement for the Annual Meeting of the Shareowners at least once in every three years, in accordance with Securities and
             Exchange Commission (SEC) regulations.

       2.    Review and discuss with financial and senior management and the independent auditor, UIL Holdings' annual audited financial statements and quarterly financial statements prior to their filing with the SEC or distribution, including UIL Holdings disclosures under "Management's Discussion and Analysis of Financial Condition
             and Results of Operation." This review and discussion shall include discussion with financial and senior management, the Internal Audit
             Department, and the independent auditors of:

             a. major issues regarding accounting principles and financial statement preparations, including any significant changes in UIL
                Holdings selection or application of accounting principles, and major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control
                deficiencies,

             b. analyses prepared by management or the independent auditor setting forth significant financial reporting issues and
                judgments made in connection with the preparation of the
                financial statements, including analysis of the effects of alternative GAAP methods on the financial statements practices and judgments,

             c. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial
                statements of UIL Holdings, and

             d. matters covered in Statement of Auditing Standards (SAS) No. 61, and, following the Committee's receipt from the independent auditors of the written independence information called for in
                Independence Standards Board Standard No. 1, all significant relationships they have with UIL Holdings that could impair their independence.

       3.    Based on the review and discussion described in III.2. above, recommend to the Board of Directors that the annual audited financial statements be included in UIL Holdings' Annual Report on
             Form 10-K filed with the SEC and recommend to the Board the acceptance of such audits that are accompanied by certification.

                                       2

       4.    Review UIL Holdings' quarterly financial results prior to the release of earnings. The Chair of the Audit Committee or another member of the Audit Committee designated by the Chairman may represent the entire Committee for purposes of this review. Discuss generally the types of information to be disclosed in earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

       5.    In consultation with financial and senior management, the
             independent auditors and the Internal Audit Department, consider the integrity of UIL Holdings' financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings of the independent auditors and the Internal Audit Department, together with management's responses to these findings.

       Independent Auditors
       --------------------

       6.    The Audit Committee shall be responsible for the appointment, compensation, retention and oversight of the work of the
             independent auditors and such independent auditors shall be accountable to the Audit Committee. The Audit Committee shall appoint the independent auditors on an annual basis, subject to ratification by the shareowners. The Audit Committee shall evaluate the independence and performance of the independent auditors, and discharge and replace the independent auditors if and when circumstances warrant.

       7.    The Audit Committee shall pre-approve any audit and non-audit services and relationships with the independent auditors,
             consistent with procedures adopted by the Committee, which shall be in compliance with applicable law, regulations and rules of the
             NYSE.

       8.    The Audit Committee shall review the independent auditors' proposed audit plan for the current year, the estimated fees therefore, and discuss with the independent auditors its scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

       9.    The Audit Committee shall review with the independent auditors any audit problems or difficulties and management's response.

       10.   At least annually, the Audit Committee shall receive and review a report by the independent auditor describing: the independent auditor's quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditor's independence) all relationships between the independent auditor and UIL Holdings. In connection with such review, the Audit
             Committee shall review and evaluate the lead audit partner of the independent auditor and assure that such partner is rotated as required by applicable law, regulation or rules of the NYSE, and consider whether, in order to assure continuing auditor
             independence, there should be regular rotation of the audit firm itself.

       11.   The Audit Committee shall set clear hiring policies for employees or former employees of its independent auditors, which shall be in compliance with applicable law, regulations and rules of the NYSE.

       Internal Audit Department
       -------------------------

       The Audit Committee shall, periodically:

       12.   Review the budget, plan, changes in plan, activities,
             organizational structure, and qualifications of the Internal Audit
             Department, including the procedure for assuring the implementation of accepted recommendations made by the independent and internal auditors.

                                       3

       13.   Review the performance, and recommend to the Board of Directors, the appointment and replacement of the Director of Internal Audit.

       14.   Review significant reports prepared by the Internal Audit
             Department, together with management's response and follow-up to these reports.

       15.   Discuss the responsibilities, budget, and staffing of the Internal
             Audit Department with the independent auditors.

       Other Audit Committee Responsibilities
       --------------------------------------

       The Audit Committee shall:

       16.   Make or cause to be made, from time to time, other such
             examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of UIL Holdings and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

       17.   Prepare a report to shareowners to be included in the proxy statement for the Annual Meeting of the Shareowners, as required by the SEC.

       18.   Perform such other activities consistent with this Charter, UIL
             Holdings' bylaws and governing law, as the Audit Committee or the
             Board of Directors deems necessary or appropriate, such as review of contingent liabilities and risks that may be material to UIL
             Holdings and discussion of policies with respect to risk assessment and risk management.

       19.   Establish procedures for the receipt and handling of complaints received by UIL Holdings regarding accounting, internal accounting controls, or auditing matters; and the confidential anonymous submission by employees of UIL Holdings and its affiliates of concerns regarding accounting, internal control or auditing matters.

       20.   Conduct or authorize investigations into any matters within the
             Committee's scope of responsibility, consistent with procedures adopted by the Committee.

       21.   Keep minutes of meetings of the Audit Committee, which will be maintained by the Corporate Secretary and submitted to the Board of
             Directors for approval.

       22.   Report to the Board of Directors periodically regarding the activities of the Audit Committee and make such recommendations with respect such matters as the Committee may deem necessary or appropriate. This report shall include a review of any issues that arise with respect to the quality or integrity of the financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

       23.   Conduct an annual performance evaluation of the Committee.

       24.   Review and recommend necessary changes to the Code of Business
             Conduct for UIL Holdings, and review management's system for enforcing this Code.

IV.    DISCLAIMER

       Although the Audit Committee has the responsibilities, duties and authority set forth in this Charter, it is not the responsibility or duty of the Committee to plan or conduct audits or to determine that UIL
       Holdings' financial statements are complete and accurate, or that they have been prepared in accordance with accepted accounting principles.
       These functions are the responsibility of financial and senior management and the independent auditors. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

                                       4

                                   APPENDIX B
                                   ----------

                            UIL HOLDINGS CORPORATION
                 SENIOR EXECUTIVE INCENTIVE COMPENSATION PROGRAM

                            UIL HOLDINGS CORPORATION
                 SENIOR EXECUTIVE INCENTIVE COMPENSATION PROGRAM

I.       PURPOSE

The purpose of the UIL Holdings Corporation Senior Executive Incentive
Compensation Program (the "Program") is to promote the interests of UIL Holdings
Corporation ("UIL" or the "Company"), its customers, and its shareowners by (i)
helping to attract and retain executives and key managers of high ability, (ii)
heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers. The Program is intended to permit Incentive Awards to qualify as "performance-based"
compensation under Section 162(m) of the Internal Revenue Code.

II.      DEFINITIONS

In addition to the defined terms defined in Section I, the following shall be defined terms under the Program and have the meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

         A.       "Board" shall mean the Board of Directors of the Company.

         B.       "Challenge Goals" shall mean one or more performance goals, in addition to the Performance Goals, established by the
                  Committee at any time as a basis for the Committee's
                  permissible exercise of discretion in determining the amount of the Incentive Award earned by a Participant.

         C.       "Chief Executive Officer" shall mean the chief executive
                  officer of the Company.

         D.       "Committee" shall mean the Compensation and Executive
                  Development Committee of the Board, or such other committee as the Board may designate.

         E.       "Compensation" shall mean the annual base salary of a
                  Participant as of the date on which the Committee establishes
                  Performance Goals in the applicable Year.

         F.       "Incentive Award Opportunity" means the Participant's
                  opportunity to earn specified amounts based on performance during a Performance Period. An Incentive Award Opportunity constitutes a conditional right to receive settlement of an
                  Award.

         G.       "Incentive Award" shall mean an award earned by a Participant pursuant to the Program. An "Annual Incentive Award" shall mean an award earned based on performance over a Performance
                  Period not exceeding one year, and a "Long-Term Incentive
                  Award" shall mean an award earned based on performance over a
                  Performance Period exceeding one year.

         H.       "Maximum Incentive Award" shall mean an amount, specified by the Committee, up to 200% (two hundred percent) of the
                  Participant's Target Incentive Award. The amount of the
                  Maximum Incentive Award shall be determined by the Committee.

         I.       "Participant" shall mean an eligible person who is selected by the Committee as eligible to earn an Incentive Award for a particular Performance Period.

         J.       "Performance Goal" shall mean one or more objective performance goals, established by the Committee at the time an Incentive
                  Award Opportunity is authorized, and based upon the attainment of specified performance levels with respect to one or any combination of the following criteria, which may be determined by reference to the Company's performance or the performance of a Subsidiary (or any business unit): (i) net income; (ii)
                  earnings, before or after income taxes; (iii) earnings per share; (iv) pre-tax operating income; (v) expense management;
                  (vi) profitability, including profitability of an identifiable business unit or product; (vii) revenue; (viii) shareowner value creation measures, including but not limited to stock price or total shareowner return; (ix) return measures,
                  including return on assets (gross or net), return on
                  investment, return on capital, or return on equity; (x) cash flow, free cash flow, cash flow return on investment
                  (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) net economic profit (operating earnings minus a charge for capital) or
                  economic value created; (xii) strategic innovation; (xiii)
                  dividend levels; (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost
                  targets, completion of capital and debt transactions, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures;
                  or (xv) any combination of the foregoing. The targeted level or levels of performance with respect to such business
                  criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple
                  companies.

                                       1

         K.       "Performance Period" shall mean the period, specified by the
                  Committee, over which an Incentive Award may be earned.

         L.       "Subsidiary" shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by the Company. An employee of a
                  Subsidiary shall only be eligible to participate in the
                  Program if selected for participation by the Committee in
                  accordance with Section IV hereof.

         M.       "Target Incentive Award" shall mean the Incentive Award
                  Opportunity that may be earned by a Participant for
                  achievement of the Target Level of Performance in a given
                  Performance Period.

         N.       "Year" shall mean a calendar year.

III.     ADMINISTRATION OF THE PROGRAM

         A.       COMMITTEE AUTHORITY. The Program shall be administered by the
                  Committee, which shall have full and final authority to take all actions hereunder, subject to and consistent with the
                  provisions of the Program. The composition and governance of the Committee shall be established in the Committee's Charter, as approved from time to time by the Board, and other
                  corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member to meet any qualification standard set forth in the Committee Charter or this Program.

         B.       COMMITTEE PROCEDURES. The Committee may adopt rules and
                  practices for carrying out the Program and may take such
                  action in the administration of the Program not
                  inconsistent with the terms hereof as it shall deem
                  appropriate. Such rules and practices shall be
                  considered as incorporated into this Program by
                  reference. All questions of interpretation and
                  construction of the Program, of any rights arising by
                  reason of the Program, or of the provisions of any instrument or document used in connection with the Program shall be
                  determined by the Committee. The Committee may delegate
                  authority with respect to such aspects of the administration of the Program to such individuals, who may be employees of the Company or its Subsidiaries, as the Committee may
                  determine, to the fullest extent permitted by applicable law and under the listing standards of the New York Stock
                  Exchange. Decisions of the Committee on all matters relating to the Program shall be conclusive and binding upon all
                  persons.

         C.       COMMITTEE DISCRETION NOT TO AUTHORIZE INCENTIVE AWARD
                  OPPORTUNITIES. The Committee, in its sole discretion, may
                  determine not to put the Program into effect for a given Year or other Performance Period.

                                       2

IV.      ELIGIBILITY AND SELECTION OF PARTICIPANTS

Employees of the Company or any Subsidiary who are or may become executive officers of the Company may be selected by the Committee to participate in this
Program. Prior to, or within the first 90 days of, each Performance Period, the
Committee may, in its sole discretion, select persons to be Participants in the
Program for the Performance Period (but such selection shall not occur after more than 25% of the Performance Period has elapsed). No person shall at any time have a right to be selected as a Participant for any Performance Period nor, having been selected as a Participant for any one Performance Period, shall have a right to be selected as a Participant for any other Performance Period.
The fact that a person is selected as a Participant for any Performance Period shall not mean that such person will necessarily receive an Incentive Award for that Performance Period.

V.       PER-PERSON AWARD LIMITATION

Incentive Award Opportunities granted to any one eligible Employee shall be limited such that the amount potentially earnable for performance completed in any one Year shall not exceed the Participant's Annual Limit. For this purpose, the Annual Limit shall equal $2.5 million plus the amount of the Participant's cumulative unused Annual Limits as of the close of the previous fiscal year;
provided, however, that any unused Annual Limit that is not used within five years of the original opportunity shall cease to be carried forward to a subsequent year. For this purpose, (i) "earning" means satisfying performance conditions so that an Award Opportunity becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii)
for purposes of determining the extent to which a Participant has used an Annual
Limit plus any carryover limit, the Participant's Award Opportunity is deemed paid at the maximum level, even though the Participant may receive less than the maximum level of payout.

VI.      ANNUAL INCENTIVE AWARDS

         A.  DETERMINATION OF PARTICIPANT'S TARGET ANNUAL  INCENTIVE AWARD AND
             RELATED TERMS

             (1)      Prior to, or within the first 90 days of, each Year
                      for which Annual Incentive Award Opportunities are to
                      be authorized, the Committee shall determine the
                      amount of the Target Annual Incentive Award for each
                      Participant for that Year. For this purpose, the
                      Committee shall assign a Target Annual Incentive
                      Award Percentage for each Participant, by specifying
                      a percentage of Compensation for Participants' Salary
                      Grades or by otherwise assigning a Target Annual
                      Incentive Award Percentage to each Participant. The
                      product of the Target Annual Incentive Award
                      Percentage and the Participant's Compensation (a
                      dollar amount) shall constitute the Participant's
                      Target Annual Incentive Award. The Committee shall at
                      the same time specify the Maximum Incentive Award for
                      that Year for each Participant.

             (2)      At the time it takes the actions specified in (1)
                      above, the Committee shall specify the Maximum Annual
                      Incentive Award, which is the maximum amount which
                      may be awarded to each Participant with respect to
                      any annual Performance Period.

         B.   ESTABLISHMENT OF PERFORMANCE GOALS AND CHALLENGE GOALS, AND
              CORRESPONDING LEVELS OF EARNING OF TARGET ANNUAL INCENTIVE
              AWARDS

             (1)      Prior to, or within the first 90 days of, each Year
                      for which Annual Incentive Award Opportunities are to
                      be authorized, and after having received the
                      recommendations of the Chief Executive Officer with
                      respect to eligible employees other than himself, the
                      Committee shall, in its sole discretion, establish in
                      writing a specific Performance Goal for each person
                      selected to be a Participant in the Program for that
                      Year. Performance Goals may apply to an individual
                      Participant or to groups of Participants. The
                      Committee shall also establish in writing a range,
                      grid, formula or other information that specifies the
                      level of achievement of the Performance Goal that
                      will result in a Participant potentially earning the
                      Target Annual Incentive Award, and, in the
                      Committee's discretion, other specified levels of
                      achievement of the Performance Goal that will result
                      in the Participant potentially earning varying
                      proportions of the Target Annual Incentive Award
                      ranging from 0% of the Target Annual Incentive Award
                      up to the Maximum Annual Incentive Award. The
                      Committee must establish a Performance Goal such that
                      some level of achievement (or non-achievement) will
                      result in the Participant earning no Annual Incentive
                      Award, and the Committee may not authorize the
                      earning of an Incentive Award exceeding the Maximum
                      Incentive Award.

                                       3

             (2)      The Committee may at any time, in its discretion,
                      specify Challenge Goals applicable to a Participant
                      or group of Participants for a given annual
                      Performance Period. Achievement of a Challenge Goal
                      may not result in the potential earning of any
                      portion of the Target Annual Incentive Award unless a
                      specific Performance Goal has also been met with
                      respect to that portion of the Target Annual
                      Incentive Award. The achievement of the Performance
                      Goal will be deemed to authorize the Committee to pay
                      out the Maximum Annual Incentive Award or a pre-set
                      percentage of the Maximum Annual Incentive Award
                      established by the Committee in accordance with
                      Section VI.B(1), with the level of achievement of the
                      Challenge Goal, as specified by the Committee, to
                      determine whether that full amount or a reduced
                      amount will be paid out as an Annual Incentive Award.
                      Thus, for purposes of Section 162(m) of the Internal
                      Revenue Code, Challenge Goals, the corresponding
                      Annual Incentive Award amounts that will be paid out
                      upon achievement of the Challenge Goals and related
                      terms will represent an exercise of negative
                      discretion by the Committee.

VII.     OTHER INCENTIVE AWARDS

         A.  DESIGNATION OF INCENTIVE AWARD OPPORTUNITIES AND PERFORMANCE
             GOALS. The Committee is authorized to designate Incentive
             Award Opportunities in addition to the Annual Incentive Award
             Opportunities authorized under Section VI, subject to the
             following terms:

             (1)      The Committee will designate the terms of Incentive
                      Award Opportunities under this Section VII prior to,
                      or during the first 90 days of , the Performance
                      Period, but in no event after more than 25% of the
                      Performance Period has elapsed, to the extent
                      required in order that the Incentive Award can
                      qualify as performance-based under Section 162(m) of
                      the Internal Revenue Code. Such designations shall be
                      in writing.

             (2)      The Committee will designate the Performance Period
                      for the Incentive Award Opportunity.

             (3)      The Committee will designate, for each Participant,
                      the Incentive Award Opportunity such Participant may
                      earn for such Performance Period, including a Target
                      Incentive Award Opportunity and a Maximum Incentive
                      Award that the Participant may earn for such
                      Performance Period. Unless otherwise determined by
                      the Committee, the Incentive Award Opportunity
                      earnable by each Participant shall range from 0% to
                      the Maximum Incentive Award as designated by the
                      Committee, such percentage to be applied to the
                      Target Incentive Award Opportunity.

             (4)      The Committee will designate the Performance Goal the
                      achievement of which will result in the earning of
                      the Incentive Award Opportunity, and the levels of
                      earning of the Incentive Award Opportunity
                      corresponding to the levels of achievement of the
                      Performance Goal. The Committee shall specify a
                      table, grid, formula, or other information that sets
                      forth the amount of a Participant's Award Opportunity
                      that will be earned corresponding to the level of
                      achievement of a specified Performance Goal. The
                      Committee must establish a Performance Goal such that
                      some level of achievement (or non-achievement) will
                      result in the Participant earning no Incentive Award
                      for the Performance Period, and the Committee may not
                      authorize the earning of an Incentive Award exceeding
                      the Maximum Incentive Award for the Performance
                      Period or exceeding the limit specified in Section V.

         B.  DESIGNATION  OF CHALLENGE  GOALS AND  COMMITTEE  DISCRETION.  As
             specified in Section VII(A) above, an Incentive Award Opportunity authorized under this Section VII must require that a Performance
             Goal be attained as a condition to the earning of an Incentive
             Award. The Committee may at any time, in its discretion, specify

                                       4

            Challenge Goals applicable to a Participant or group of Participants for a given Performance Period. The achievement of the Performance
            Goal will be deemed to authorize the Committee to pay out the
            Maximum Incentive Award or a percentage of the Maximum Incentive
            Award established by the Committee, with the level of achievement of the Challenge Goal, as specified by the Committee, to determine whether that full amount or a reduced amount will be paid out as an
            Incentive Award for the Performance Period. Thus, for purposes of
            Section 162(m) of the Internal Revenue Code, Challenge Goals,
            the corresponding Incentive Award amounts that will be paid out upon achievement of the Challenge Goals and related terms will represent an exercise of negative discretion by the Committee.
            Likewise, even if the Committee has not specified Challenge Goals, it retains discretion to assess other measures of performance or other factors to determine whether the final Incentive Award for a
            Performance Period will be paid out at the level that would apply based solely on the achievement of the Performance Goal or at a reduced level.

VIII.    TERMS APPLICABLE TO ALL INCENTIVE AWARDS

         A.  TERMINATION AND RELATED PROVISIONS. Subject to the terms of this
             Program, the Committee may specify the circumstances in which
             Incentive Awards shall be paid or forfeited in the event of a change in control, termination of employment in specified
             circumstances, or other event prior to payment in settlement of an Incentive Award; provided, however, that any payments resulting from a change in control or termination of employment need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Incentive Award or authorization thereof from Section 162(m) qualification in cases in which no change in control or termination of employment occurred.

         B.  ADJUSTMENTS.  The Committee is authorized to make adjustments in the terms and  conditions  of, and the criteria included in, authorization of an Incentive Award and related Performance Goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or other business unit, or the financial
             statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the
             Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority (i) would cause an authorization of an
             Incentive Award hereunder to fail to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the Performance
             Goals relating to an authorized Incentive Award. In addition, the
             Committee shall not adjust an Incentive Award to a Participant to reflect his or her adjusted Compensation during the Performance
             Period.

         C.  OTHER TERMS OF INCENTIVE AWARD OPPORTUNITIES.

             (1)      The amount of the Participant's Target Incentive
                      Award for any Performance Period for which no
                      Incentive Award Opportunity is authorized by the
                      Committee shall be zero.

             (2)      The Committee retains discretion to reduce a
                      Participant's Target Incentive Award during a
                      Performance Period, including in any case in which
                      the Company reduces or omits a dividend on its common
                      stock during the Performance Period.

         D.  DETERMINATION OF INCENTIVE AWARDS.

             (1)      Promptly following each Performance Period as to
                      which Incentive Award Opportunities have been
                      authorized, and after audited financial results for
                      the Performance Period are available to the Committee
                      if the Performance Goal calls for performance to be

                                       5

                      measured based on such audited financial results, the
                      Committee, after having received the recommendations
                      of the Chief Executive Officer with respect to
                      Participants other than himself or herself, shall
                      determine the level of achievement of Performance
                      Goals and the corresponding amount of the Incentive
                      Award potentially earned by each Participant for such
                      Performance Period (the "Potential Incentive Award").
                      If a Challenge Goal has also been specified for a
                      Participant and the related Performance Goal was met,
                      the Committee shall also determine the level of
                      achievement of the Challenge Goal and any resulting
                      adjustment that would reduce the amount of the
                      Incentive Award to be paid from the Potential
                      Incentive Award amount. The Committee retains
                      authority to exercise negative discretion to reduce
                      the amount of the final Incentive Award to be paid
                      below the Potential Incentive Award amount. The
                      Committee may not exercise positive discretion to
                      increase the amount of the final Incentive Award
                      above the Potential Incentive Award amount, but it
                      retains discretion to not make an adjustment relating
                      to a Challenge Award.

             (2)      The Committee, in its sole discretion, may grant an
                      adjusted Incentive Award to a Participant to reflect
                      his or her shorter period of participation during the
                      Performance Period due to termination by reason of
                      death, permanent disability, retirement, or for other
                      good cause. In the event a Participant's employment
                      with the Company or its Subsidiaries terminates
                      during the Performance Period for reasons other than
                      death, permanent disability or retirement, no
                      Incentive Award shall be payable with respect to such
                      Participant, unless the Committee determines
                      otherwise. The Committee shall have no authority to
                      make payments under this Section VIII(D)(2) if the
                      existence of such authority would cause the
                      authorization of an Incentive Award under this
                      Program to fail to qualify as performance-based
                      compensation under Code Section 162(m).

             (3)      Determinations by the Committee as to the level of
                      actual achievement of the Performance Goals and the
                      amount of any final Incentive Award earned shall be
                      recorded in writing in accordance with applicable
                      Treasury Regulations under Section 162(m).
                      Specifically, the Committee shall certify in writing,
                      in a manner conforming to applicable regulations
                      under Section 162(m), prior to payment each such
                      Incentive Award, that the Performance Goal relating
                      to the Award and other material terms of the Award
                      upon which settlement was conditioned have been
                      satisfied.

IX.      PAYMENT OF INCENTIVE AWARDS

Any non-deferred Incentive Award shall be paid and settled by the Company promptly after the date of determination by the Committee under Section VIII(D)
hereof. A Participant may elect to defer receipt of any portion of his or her
Incentive Award into the Company's Executive Deferred Compensation Program or
any other deferred compensation program of the Company, if the terms of such program then permit such deferrals. Incentive Awards shall be paid by the
Company to Participants in cash; provided, however, that the Committee may pay out an Incentive Award in shares or share-based awards if the Committee provided for such a payout at the time it established the Performance Goal and if the shares of Common Stock or share-based awards are authorized under and drawn from an equity compensation plan of the Company. The Company may deduct from any
Incentive Award the amount of taxes, if any, which the Company is required to withhold with respect to the Award.

X.       MISCELLANEOUS

         A.  ASSIGNMENTS AND TRANSFERS

             The rights and interests of a Participant under the Program may not be assigned, encumbered, or transferred; provided
             however, that in the event of the Participant's death, any
             Incentive Award payable hereunder shall be paid to the
             executor or administrator of the Participant's estate.

         B.  PROGRAM CREATES NO EMPLOYMENT RIGHTS

             Neither the establishment of the Program, eligibility to
             participate nor any action taken hereunder shall be construed as creating a contract of employment, or as a term or
             provision of any such contract, or as giving any employee any right to be retained in the employ of the Company or a
             Subsidiary.

                                       6

         C.  NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS

             Neither the establishment of the Program, the approval thereof
             (or approval of specific terms of the Program) by shareowners nor any provision of the Program shall prevent the Company from adopting or continuing in effect other or additional
             compensation arrangements, and such arrangements maybe either generally applicable or applicable only in specific cases.

         D. NATURE OF PARTICIPANT'S INTEREST

            Any amounts payable to a Participant under the Program shall constitute solely a general, unsecured liability of the
            Company, payable exclusively out of the Company's general
            assets and in no event shall the Company or any Subsidiary be obligated to segregate any funds or assets to secure the
            payment of any such amount. No action pursuant to the Program shall confer upon any Participant any right, title, or
            interest in any assets of the Company or a Subsidiary.

         E. AMENDMENT, SUSPENSION, OR TERMINATION OF PROGRAM

            The Board may amend, suspend, or terminate the Program at any time, provided, however, that any such amendment or
            modification shall be subject to the approval of the
            shareowners of the Company if such shareowner approval is
            required to preserve the Company's federal income tax
            deduction for Incentive Awards under the Program pursuant to the "other performance-based compensation" exception in
            Section 162(m)(4)(C) of the Internal Revenue Code.

         F. EFFECTIVE DATE

            The Program is effective for the fiscal year beginning January
            1, 2004, subject to approval by the shareowners of the Company at the 2004 Annual Meeting of Shareowners.

         G. LONG-TERM INCENTIVES NOT ANNUAL BONUS FOR PURPOSES OF OTHER PLANS

            Amounts earned or payable under the Plan in connection with
            Incentive Awards not designated by the Committee as "Annual
            Incentive Awards" shall not be deemed to be annual incentive or annual bonus compensation (regardless of whether an
            Incentive Award is earned by performance in Performance Period of one year or less) for purposes of any retirement or
            supplemental pension plan of the Company, any employment
            agreement or change of control agreement between the Company and any Employee, or for purposes of any other plan, unless the Company shall enter into a written agreement that
            specifically identifies this Plan by name and specifies that amounts earned or payable in respect of such Incentive Award shall be considered to be annual incentive or annual bonus compensation.

        H.  APPLICABLE LAW

            The interpretation of the provisions hereof and the
            administration of the Program shall be governed by the laws of
            Connecticut.

                                       7

                       DIRECTIONS TO QUINNIPIAC UNIVERSITY
                       -----------------------------------

FROM NEW LONDON VIA I-95:
-------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route
40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney
Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel
Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA I-95:
----------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route
40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney
Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel
Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA THE WILBUR CROSS PARKWAY (MERRITT PARKWAY):
------------------------------------------------------------------

Take the Parkway (Route 15) to Exit 61. Turn right onto Whitney Avenue (Route
10) and proceed North 3 miles to Mount Carmel Avenue. Turn right onto Mount
Carmel Avenue and go 0.3 miles to campus.

FROM HARTFORD VIA I-91:
-----------------------

Take I-91 South to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

                             ANNUAL MEETING OF SHAREOWNERS OF

                                 UIL HOLDINGS CORPORATION

                                      May 12, 2004
                                    COMMON STOCK PROXY

         -----------------------------------------------------------
                           PROXY VOTING INSTRUCTIONS
         -----------------------------------------------------------

MAIL - Date, sign and mail your proxy card in
---- the envelope provided as soon as possible.
                     - OR -
TELEPHONE - Call toll-free 1-800-776-9437        ------------------ -----------
--------- (1-800-PROXIES) from any touch-tone     COMPANY NUMBER
telephone and follow the instructions. Have      ------------------ -----------
your control number and the proxy card available  ACCOUNT NUMBER
when you call.                                   ------------------ -----------
                     - OR -
INTERNET - Access "www.voteproxy.com" and follow ------------------ -----------
-------- the on-screen instructions. Have your
control number available when you access the web
page.

-------------------------------------------------------------------------------
                               YOUR VOTE IS IMPORTANT
    In order to save UIL Holdings Corporation the expense of further solicitation to ensure that a quorum is present at the annual meeting, please vote your proxy promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.
-------------------------------------------------------------------------------

Directions to Quinnipiac University appear at the end of the accompanying Proxy
Statement.

Please detach and mail in the envelope provided IF you are not voting via
                                                --
telephone or the Internet.

--------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
 "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
 ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
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(1) ELECTION OF BOARD OF DIRECTORS

                         NOMINEES:

[_] FOR ALL NOMINEES     O Thelma R. Albright
                         O Marc C. Breslawsky
                         O David E. A. Carson
[_] WITHHOLD AUTHORITY   O Arnold L. Chase
    FOR ALL NOMINEES     O John F. Croweak
                         O Betsy Henley-Cohn
                         O John L. Lahey
[_] FOR ALL EXCEPT       O F. Patrick McFadden, Jr.
    (See instructions    O Daniel J. Miglio
     below)              O William F. Murdy
                         O James A. Thomas
                         O Nathaniel D. Woodson
                 and, in their discretion, such other persons as the
                 present Board of Directors shall determine, if one or
                 more of said nominees is unable to serve.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
-----------   "FOR ALL EXCEPT" and fill in the circle next to each nominee you
              wish to withhold, as shown here:    O
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To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that   [_]
changes to the registered name(s) on the account may be submitted via this method.
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                                                   FOR    AGAINST    ABSTAIN
(2) RATIFICATION OF THE SELECTION OF               [_]      [_]        [_]
    PRICEWATERHOUSECOOPERS LLP AS
    UIL HOLDINGS CORPORATION'S INDEPENDENT
    PUBLIC ACCOUNTANTS FOR 2004.
    (Proposed by the Board of Directors.)

(3) PROPOSAL TO APPROVE THE UIL HOLDINGS           FOR    AGAINST    ABSTAIN
    CORPORATION SENIOR EXECUTIVE INCENTIVE         [_]      [_]        [_]
    COMPENSATION PROGRAM.

DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS
MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF
SHAREOWNERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

Signature of Shareowner                                  Date:
                       ----------------------------           ----------------

Signature of Shareowner                                  Date:
                       ----------------------------           ----------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                              UIL HOLDINGS CORPORATION

                                COMMON STOCK PROXY

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy Henley-Cohn (in the absence of Messrs. Lahey and McFadden) as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the common stock of UIL Holdings Corporation that the undersigned is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday, May
12, 2004, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY CARD, WHEN PROPERLY SIGNED AND RETURNED TO UIL HOLDINGS CORPORATION,
WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE
DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE
ELECTION OF ALL NOMINEES LISTED TO THE BOARD OF DIRECTORS AND FOR ITEMS (2) AND
(3).

THIS PROXY COVERS ALL SHARES FOR WHICH THE UNDERSIGNED HAS THE RIGHT TO GIVE
VOTING INSTRUCTIONS TO VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE OF THE UNITED
ILLUMINATING COMPANY 401(K)/ESOP (KSOP) PLAN (THE PLAN). THIS PROXY, WHEN
PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN TO THE
TRUSTEE BY 5:00 PM EST ON MAY 7, 2004, THE PLAN'S TRUSTEE WILL VOTE YOUR SHARES
HELD IN THE PLAN IN THE SAME PROPORTION AS VOTES RECEIVED FROM OTHER
PARTICIPANTS IN THE PLAN.

                   (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)